================================================================================
                                                                 Exhibit 10.2

                           ASSET PURCHASE AGREEMENT


                                     AMONG


                        RILEY DEVELOPMENT SYSTEMS, INC.
                                  AND OTHERS
                                   AS SELLER



                                      AND



                               MERIDIAN HMA,INC.
                      AND MERIDIAN HMA NURSING HOME, INC.
                                   AS BUYER







==============================================================================

                               TABLE OF CONTENTS

ARTICLE I.   PURCHASE AND SALE                                                                                  2
1.1            Purchase and Sale............................................................................    2
               -----------------
1.2            Excluded Assets..............................................................................    4
               --------------
1.3            Assumed Leases, Contracts and Liabilities....................................................    5
               ----------------------------------------
1.4            Excluded Liabilities.........................................................................    5
               -------------------
1.5            Omitted Items................................................................................    6
               -------------

ARTICLE II.  PURCHASE PRICE ................................................................................    6
2.1            Purchase Price...............................................................................    6
               -------------------
2.2            Working Capital Adjustments..................................................................    7
               ---------------------------
2.3            Allocation of Purchase Price.................................................................    8
               ----------------------------
2.4            Hold-back from Purchase Price................................................................    8
               -----------------------------

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER .....................................................     9
3.1            Organization, Qualification and Authority....................................................    9
               ----------------------------------------
3.2            Absence of Default...........................................................................    9
               -----------------
3.3            Financial Statements.........................................................................   10
               --------------------
3.4            Operations Since September 30, 1996..........................................................   10
               -----------------------------------
3.5            Taxes........................................................................................   10
               ----
3.6            Employment and Employee Benefit Plans........................................................   11
               ------------------------------------
3.7            Licenses and Permits.........................................................................   12
               --------------------
3.8            JCAHO and Accreditations.....................................................................   12
               ------------------------
3.9            Medicare, Medicaid, and Other Third-Party Payors.............................................   12
               ------------------------------------------------
3.10           Peer Review..................................................................................   13
               -----------
3.11           Title to Assets..............................................................................   13
               ---------------
3.12           Leases and Contracts.........................................................................   14
               -------------------
3.13           Environmental Matters........................................................................   15
               ---------------------
3.14           Miscellaneous Representations Relating to Real Estate........................................   16
               -----------------------------------------------------
3.15           Construction.................................................................................   17
               ------------
3.16           Litigation...................................................................................   17
               ----------
3.17           Seller's Employees...........................................................................   17
               -----------------
3.18           Labor Relations..............................................................................   17
               ---------------
3.19           Insurance....................................................................................   18
               ---------

3.20           Medical Staff................................................................................   18
               ------------
3.21           Conflicts of Interest........................................................................   18
               ---------------------
3.22           Intellectual Property; Computer Software.....................................................   19
               ----------------------------------------
3.23           Inventories..................................................................................   19
               -----------
3.24           Compliance with Laws.........................................................................   19
               --------------------
3.25           Broker's or Finder's Fee.....................................................................   19
               ------------------------

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF BUYER                                                           20
4.1            Organization, Qualification and Authority....................................................   20
               -----------------------------------------
4.2            Absence of Default...........................................................................   20
               ------------------
4.3            Broker's or Finder's Fee.....................................................................   20
               ------------------------
4.4            Buyer's Cash on Hand.........................................................................   21
               --------------------
4.5            WARN Act.....................................................................................   21
               --------

ARTICLE V.  COVENANTS OF PARTIES ...........................................................................   21
5.1            Preservation of Business and Assets..........................................................   21
               -----------------------------------
5.2            Absence of Material Change...................................................................   21
               --------------------------
5.3            Access to Books and Records..................................................................   21
               ---------------------------
5.4            Consents to Assignments......................................................................   22
               -----------------------
5.5            Good Faith...................................................................................   22
               ----------
5.6            Commercially Reasonable Efforts; Further Assurances..........................................   22
               ---------------------------------------------------
5.7            Preserve Accuracy of Representations and Warranties..........................................   23
               ---------------------------------------------------
5.8            Maintain Books and Accounting Practices......................................................   23
               ---------------------------------------
5.9            Indebtedness; Liens..........................................................................   23
               -------------------
5.10           Compliance with Laws and Regulatory Consents.................................................   23
               --------------------------------------------
5.11           Maintain Insurance Coverage..................................................................   24
               ---------------------------
5.12           Medicare and Medicaid Reporting..............................................................   24
               -------------------------------
5.13           Current Return Filing........................................................................   24
               ---------------------
5.14           Performance..................................................................................   24
               -----------
5.15           WARN Act.....................................................................................   24
               --------
5.16           Termination of Employee Plans................................................................   25
               -----------------------------
5.17           Charity Care.................................................................................   25
               ------------
5.18           Nursing Scholarships.........................................................................   25
               --------------------
5.19           Winding up Seller's Business.................................................................   25
               ----------------------------
5.20           Affiliations and Education Programs..........................................................   26
               -----------------------------------
5.21           Use of Name..................................................................................   26
               -----------

ARTICLE VI.   TITLE AND SURVEY ..............................................................................  26
6.1            Title Report and Policy......................................................................   26
               ----------------------
6.2            Survey.......................................................................................   26
               ------
6.3            UCC Searches.................................................................................   27
               ------------
6.4            Defects and Cure.............................................................................   27
               ----------------

ARTICLE VII.  CLOSING ......................................................................................   27
7.1            Closing......................................................................................   27
               ------
7.2            Termination..................................................................................   28
               -----------

ARTICLE VIII. SELLER'S CONDITIONS TO CLOSE .................................................................  28
8.1            Representations and Warranties True at Closing; Compliance with Agreement....................  28
               -------------------------------------------------------------------------
8.2            Regulatory Approvals.........................................................................  29
               --------------------
8.3            No Material Adverse Change...................................................................  29
               --------------------------
8.4            No Action/Proceeding.........................................................................  29
               --------------------
8.5            Compliance with Article XI...................................................................  29
               --------------------------
8.6            Order Prohibiting Transactions...............................................................  29
               ------------------------------

ARTICLE IX.   BUYER'S CONDITIONS TO CLOSE ..................................................................  30
9.1            Representations and Warranties True at Closing; Compliance with Agreement....................  30
               -------------------------------------------------------------------------
9.2            No Material Adverse Change...................................................................  30
               --------------------------
9.3            Regulatory Approvals.........................................................................  30
               --------------------
9.4            No Action/Proceeding.........................................................................  30
               --------------------
9.5            Compliance with Article X....................................................................  30
               -------------------------
 9.6           Order Prohibiting Transaction................................................................  30
               -----------------------------
 9.7           Defeasance of Bonds..........................................................................  31
               -------------------
 9.8           Consents.....................................................................................  31
               -------

ARTICLE X.  OBLIGATIONS OF SELLER AT CLOSING ...............................................................  31
 10.1          Documents Relating to Title..................................................................  31
               ---------------------------
 10.2          Possession...................................................................................  32
               ----------
 10.3          Opinion of Seller's Counsel..................................................................  32
               ---------------------------
 10.4          Corporate Existence and Corporate Resolution.................................................  32
               --------------------------------------------
 10.5          Closing Certificate..........................................................................  32
               -------------------
 10.6          Third Party Consents.........................................................................  32
               --------------------
 10.7          Taxes and Other Payments.....................................................................  33
               ------------------------
 10.8          Notice to Third-Party Payors and Others......................................................  33
               ---------------------------------------
 10.9          Evidence of Tail Insurance...................................................................  33
               --------------------------

10.10          Additionally Requested Documents; Post Closing Assistance...................................    33

ARTICLE XI.   OBLIGATIONS OF BUYER AT CLOSING  ............................................................    33
 11.1          Purchase Price..............................................................................    33
               --------------
 11.2          Corporate Good Standing or Existence and Certified Board Resolutions........................    33
               --------------------------------------------------------------------
 11.3          Opinion of Buyer's Counsel..................................................................    33
               --------------------------
 11.4          Assumption of Liabilities...................................................................    34
               -------------------------
 11.5          Closing Certificate.........................................................................    34
               -------------------
 11.6          Seller's Employees..........................................................................    34
               -----------------
 11.7          Health Insurance............................................................................    34
               ----------------
 11.8          Employment of Key Executives................................................................    35
               ----------------------------

ARTICLE XII.  SURVIVAL OF PROVISIONS AND INDEMNIFICATION  .................................................    35
12.1           Survival....................................................................................    35
               --------
12.2           Indemnification by Seller...................................................................    35
               ------------------------
12.3           Indemnification by Buyer....................................................................    36
               ------------------------
12.4           Procedure for Indemnification...............................................................    36
               -----------------------------
12.5           Minimum Net Worth...........................................................................    38
               -----------------

ARTICLE XIII. MISCELLANEOUS................................................................................    38
13.1           No Assignment...............................................................................    38
               -------------
13.2           Other Expenses..............................................................................    38
               --------------
13.3           Notices.....................................................................................    38
               -------
13.4           Controlling Law.............................................................................    39
               ---------------
13.5           Headings....................................................................................    39
               --------
13.6           Benefit.....................................................................................    39
               -------
13.7           Partial Invalidity..........................................................................    40
               ------------------
13.8           Waiver......................................................................................    40
               ------
13.9           Counterparts................................................................................    40
               ------------
13.10          Interpretation..............................................................................    40
               --------------
13.11          Entire Agreement............................................................................    40
               ----------------
13.12          Legal Fees and Costs........................................................................    40
               --------------------
13.13          Knowledge...................................................................................    40
               ---------
13.14          Parties in Interest.........................................................................    40
               -------------------
13.15          No Consequential Damages....................................................................    41
               ------------------------

                                   EXHIBITS

Exhibit No.    Subject Matter
-----------    --------------

   A           Bill of Sale and Assignment
   B           Form of Opinion of Seller's Counsel
   C           Form of Notice to Third-Party Payors
   D           Form of Opinion of Buyer's Counsel
   E           License Agreement
   F           Audited Financial Statements Marked for "Adjusted Net Working
               Capital"
   G           Consent to Assignment and Transfer of Right of First Refusal
   H           Form of Requisition from Escrow Account

                                   SCHEDULES

Schedule       Subject Matter
--------       --------------

B              Clinics
1.1(d)         Real Estate (including legal description and street addresses)
1.1(e)         Excluded Equipment and Furnishings
1.2(d)         Excluded Contracts
1.2(i)         Deferred Compensation Plan
1.3(a)         Assumed Contracts, Purchase Orders and Operating Leases
1.3(b)         Adjusted Net Working Capital Liabilities
1.3(c)         Capital Leases
1.3(d)         Labor and Employment-Related Liabilities
1.3(g)         Liabilities and Commitments
1.3(h)         Medicare, Blue Cross and Medicaid Liabilities
1.4            Notes
2.2            Agreed Accounting Procedures
2.3            Purchase Price Allocation
3.2            Consents
3.3            Financial Statements
3.4            Changes in Operations Since 9/30/96
3.6(a)         Employment Matters
3.6(b)         Employee Benefit Plans
3.6(c)         Assumed Employee Benefit Plan Obligations
3.7(a)         Licenses and Permits
3.8            JCAHO and Accreditations

3.9(a)         Program Agreements
3.9(b)         Statement of Deficiencies and Plan of Correction (Form HCFA-2567)
3.9(c)         Pending Decertification or Participation
3.9(d)         Third Party Payor Agreements
3.9(f)         Violation of Fraud and Abuse or Self Referral Laws
3.10           Peer Review Agreement
3.11(a)        Non-reflected Assets
3.11(b)        Tradenames
3.11(c)        Addresses for Receivables
3.12(a)        Leases and Contracts
3.12(c)        Default or Breach
3.13(b)        Hazardous Materials
3.13(e)        Property Excluded from Section 3.13
3.15           Construction
3.16           Litigation
3.17           Employees
3.18           Labor Relations
3.19           Insurance
3.20           Disciplinary Actions with Medical Staff
3.21           Conflicts of Interest
3.22           Intellectual Property
3.25           Brokers and Finders
5.11           Maintain Insurance Coverage
5.18           Nursing Scholarships
5.19           Post-Closing Activities
6.1            Permitted Exceptions
11.6           Employees Within Five Years of Retirement
13.13          List of Certain Seller Employees

                           GLOSSARY OF DEFINED TERMS

Defined Term                               Section
------------                               -------

Acquired Assets                            1.1
Adjusted Net Working Capital               2.1
Affiliates                                 3.13(b)
Agents                                     3.13(b)
Agreed Accounting Procedures               2.2(b)
Assumed Liabilities                        1.3
Blue Cross                                 3.9(d)
Bonds                                      1.4(a)
Buyer                                      Page 1
Buyer's Objection                          6.4
CERCLA                                     3.13(a)
Claim                                      12.4(a)
Clinics                                    Recital B
Closing                                    7.1
Closing Statement                          2.2(b)
COBRA coverage                             1.3(g)
Code                                       2.3
Commitment                                 6.1
control                                    3.13(b)
Defects                                    6.4
Employee Benefit Plan                      3.6(b)
Equipment and Furnishings                  1.1(e)
ERISA                                      3.6(b)
Escrow Account                             2.4
Escrow Agent                               2.4
Estimated Adjusted Net                     2.1
Working Capital
Excluded Assets                            1.2
Excluded Liabilities                       1.4
Financial Statements                       3.3(a)
Hazardous Substances                       3.13(a)
HMA                                        5.1
Home Care Agency                           Recital B
Hospital                                   Recital B
Improvements                               2.4
Indemnitee                                 12.4(a)
Indemnitor                                 12.4(a)
Intellectual Property                      3.22
Interim Financial Statements               3.3(b)
Inventory                                  1.1(f)

JCAHO                                      3.8(a)
Leases and Contracts                       3.12(a)
Licenses and Permits                       3.7(a)
Minority Interests                         Recital C
MRI                                        Recital C
Non-material Conflicts                     3.21
Non-material Contracts                     3.12(a)
Notes                                      1.4(a)
Notice                                     12.4(a)
Nursing Home                               Recital B
part-time employee                         3.17
Pension Plan                               5.16(a)
Permitted Exceptions                       6.1
Program Agreements                         3.9(a)
Programs                                   3.9(a)
Property                                   Recital B
Purchase Price                             2.1
Rate                                       12.4
RCC                                        Page 1
RCRA                                       3.13(a)
RDS                                        Page 1
Real Estate                                1.1(d)
Receivables                                1.1(g)
Related Assets                             Recital B
RHHS                                       Page 1
RMH                                        Page 1
RPHC                                       Page 1
Seller                                     Page 1
Sowashee Parcel                            3.13(e)
Seller's Election                          6.4
Survey                                     6.2
Third Party Claims                         12.1
Title Evidence                             6.4
Title Policy                               6.1
Transferred Employees                      11.6
UCC Searches                               6.3
WARN                                       4.5

                           ASSET PURCHASE AGREEMENT

     THIS AGREEMENT is made as of the 7th day of January, 1998, by and among RILEY DEVELOPMENT SYSTEMS, INC., a Mississippi non-profit corporation ("RDS"), THE RILEY HOSPITAL & BENEVOLENT ASSOCIATION D/B/A RILEY MEMORIAL HOSPITAL, a Mississippi non-profit corporation ("RMH"), RILEY CARE CENTER, INC., a Mississippi non-profit corporation ("RCC"), RILEY HOME HEALTH SERVICES, INC., a Mississippi non-profit corporation ("RHHS"), and RILEY PROPERTY HOLDING COMPANY, a Mississippi non-profit corporation ("RPHC"), and MERIDIAN HMA, INC., a Mississippi corporation ("MERIDIAN HMA"), and MERIDIAN HMA NURSING HOME, INC., a Mississippi corporation ("MERIDIAN HMA NURSING"). RDS, RMH, RCC, RHHS and RPHC are collectively referred to herein as "SELLER." Meridian HMA and Meridian HMA Nursing are collectively referred to herein as "BUYER."

                               R E C I T A L S:
                               ----------------

          K. RDS is the sole member of RMH, which has entered into management contracts with RCC and RHHS.

          L. Seller owns and operates (1) an acute care hospital in Meridian, Mississippi, licensed by the Mississippi State Board of Health for 180 medical/surgical beds (the "HOSPITAL"); (2) an 82-bed nursing home (the "NURSING HOME"); (3) a home health care agency (the "HOME CARE AGENCY"); (4) certain real estate related to the Hospital, the Nursing Home and the Home Care Agency (the "PROPERTY"); and (5) physician clinics in six buildings (one of which is vacant) staffed by nine full-time physicians and one part-time physician as listed on Schedule B hereto (collectively, the "CLINICS"). The Nursing Home, the Home Care Agency, the Property and the Clinics are collectively referred to as the "RELATED ASSETS."

          M. Seller, either directly or indirectly, as a stockholder owns a joint venture interest comprising less than 100% equity interest in the following: (1) a one-third interest in Regional Medical Support Services, Inc., a for-profit magnetic resonance imaging ("MRI") center; (2) a one-third interest in Meridian Heart Services, Inc., a for-profit heart catheterization center; and
(3) an investment in Mississippi Medical Supply Alliance, LLC, a Delaware limited liability corporation. Seller's interests in the properties, operations and facilities described in this paragraph C are collectively referred to as the "MINORITY INTERESTS."

          N. Except for Excluded Assets described in Section 1.2, Seller desires to sell and transfer to Buyer the Acquired Assets (as defined in Section 1.1), including the Hospital, the Related Assets and the Minority Interests; and Buyer desires to purchase the same from Seller, subject to the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual terms, covenants, agreements and conditions contained in this Agreement, acknowledged by each of the undersigned, the undersigned agree as follows:

                         ARTICLE I. PURCHASE AND SALE

          1.1  PURCHASE AND SALE. Except as provided in Section 1.2, Seller
               -----------------
agrees to sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller all right, title and interest in all of the following assets (collectively, the "ACQUIRED ASSETS"):

          (a)  The Hospital;

          (b)  The Related Assets;

          (c)  The Minority Interests;

          (d) The Property as more particularly described in Schedule 1.1(d), all leaseholds, easements, plants, fixed assets, improvements, buildings, structures and fixtures (including fixed machinery and fixed equipment) situated thereon or forming a part thereof and all appurtenances, easements and rights-of-way related thereto and the right of first refusal granted to Seller to purchase the remaining property owned by Sowashee Building Corporation in Block 56 of and according to Ragsdale's Survey of the City of Meridian, County of Lauderdale, State of Mississippi, as more particularly described in and pursuant to the Consent to Assignment and Transfer attached hereto as Exhibit G (collectively, the "REAL ESTATE");

          (e) All tangible personal property, medical and other equipment, machinery, data processing hardware and software, furniture, furnishings, appliances, vehicles and other tangible personal property of every description and kind and all replacement parts therefor which are either owned by Seller or used or maintained or operated by Seller in connection with the Hospital and the Related Assets, wherever located, excluding the items listed on Schedule 1.1(e) (collectively, the "EQUIPMENT AND FURNISHINGS");

          (f) All inventories of goods and supplies used or maintained in connection with or located in the Hospital or the Related Assets, including food, cleaning materials, disposables, linens, consumables, office supplies, drugs and medical supplies (collectively, the "INVENTORY");

          (g) All Seller's patient accounts receivable, notes (other than physician notes, if any) and long-term patient and other receivables, whether or not written off (collectively, the "RECEIVABLES");

          (h) All patient, medical, personnel and other records of the Hospital and the Related Assets other than Excluded Assets (including both hard and microfiche copies), and all manuals, books and records used in operating the Hospital and the Related Assets, including personnel policies and manuals and computer software;

          (i) To the extent transferable, all licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises, and all applications therefor, necessary to construct, operate and conduct the business of the Hospital and the Related Assets, together with assignments thereof, if required, and all waivers which Seller currently has, if any, of any requirements pertaining to such licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises;

          (j) All plans and surveys, including "as-built" plans, all plats, specifications, engineers' drawings, and architectural renderings and similar items relating to the Acquired Assets in Seller's possession or obtainable by Seller without unreasonable cost, including those relating to utilities, easements and roads;

          (k) All goodwill associated with the Hospital, the Related Assets and other intangible assets including, to the extent assignable by Seller, all warranties (express or implied) and rights and claims assertable by Seller related to the operation of the Hospital and the Related Assets;

          (l) Those prepaid assets selected by Buyer and identified, along with the agreed value thereof based on generally accepted accounting principles, and included on Exhibit F;

          (m) Seller's contract and leasehold rights and interests pursuant to contracts for purchase or lease of real and personal property, rights of first refusal, construction contracts, contracts for purchase, sale or lease of equipment, goods or services currently furnished or to be furnished at or to the Hospital or the Related Assets;

          (n) All assets, except the Excluded Assets (as defined in Section 1.2), reflected on the Financial Statements (as defined in Section 3.3(a)) and any additions thereto up through the Closing less deletions therefrom sold or consumed in the ordinary course of business;

          (o) All patents and patent applications associated with the Hospital or the Related Assets; and

          (p) All other property, other than Excluded Assets, of every kind, character or description owned by Seller and used or held for use in the business of the Hospital or the Related Assets, whether or not reflected on the Financial Statements, wherever located and whether or not similar to the items specifically set forth above.

          Meridian HMA Nursing is purchasing the Nursing Home and all of the Property, Equipment and Furnishings, Inventory, Receivables and other assets relating thereto. Meridian HMA is purchasing all other assets. The assets purchased hereunder shall be allocated between Meridian HMA Nursing and Meridian HMA as determined by agreement between Meridian HMA Nursing and Meridian HMA.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER DOCUMENT TO THE CONTRARY, ALL TANGIBLE AND INTANGIBLE ASSETS ARE SOLD IN THEIR CONDITION "AS IS" WITH NO WARRANTIES OF HABITABILITY OR FITNESS FOR HABITATION OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          1.2  EXCLUDED ASSETS.  Seller is not selling and Buyer is not
               ---------------
purchasing or assuming obligations with respect to the following (collectively, the "EXCLUDED ASSETS"):

          (a) Seller's cash, cash equivalents and investments in marketable securities and all accrued interest earnings on such cash equivalents and investments in marketable securities at Closing;

          (b) All original corporate records and fiscal records of Seller and all other records that Seller is required by law to retain in its possession as described in Schedule 1.2(b);

          (c) Seller's incidence of ownership in Primex Systems, Inc., a for-profit company, all the stock of which is owned by RDS;

          (d)  Rights under any other agreements or contracts described on
Schedule 1.2(d);

          (e) Seller's membership (and all liabilities related thereto) in the following non-profit entities: the American Hospital Association and the Mississippi Hospital Association;

          (f) Any claims of Seller against third parties not relating to the Acquired Assets, choate or inchoate, known or unknown, contingent or otherwise;

          (g)  All of the tradenames of Seller;

          (h) Seller's interest in or related to (i) The Mississippi Casualty Insurance Company, (ii) the State of Mississippi Workers' Compensation Program, and (iii) that certain unemployment trust established by the Mississippi Hospital Association; and

          (i) The Deferred Compensation Plan provided by Aetna Life Insurance and Annuity Company and acquired by Seller for certain physicians employed by it and the deposit arrangement made with Trustmark National Bank for the benefit of Eric Weis, in each case as described on Schedule 1.2(i).

          1.3  ASSUMED LEASES, CONTRACTS AND LIABILITIES.  At Closing, Buyer
               -----------------------------------------
will assume and agree to pay or perform, as the case may be, all of the following (collectively, the "ASSUMED LIABILITIES"):

          (a) All obligations with respect to those contracts, purchase orders and operating leases which are described on Schedule 1.3(a) hereto;

          (b) All liabilities included in the calculation of Adjusted Net Working Capital (as defined in Section 2.1), as set forth on Schedule 1.3(b) hereto;

          (c) All obligations with respect to capital leases for usable, non-obsolete, movable equipment, as set forth on Schedule 1.3(c) hereto;

          (d) All pre-Closing payroll and employee benefit expense, as set forth on Schedule 1.3(d) hereto;

          (e) All amounts receivable or payable under the Programs (as defined in Section 3.9(a)) if any gain or loss occurs as a result of the sale of the Hospital and the Related Assets pursuant to this Agreement;

          (f) All liabilities arising out of or associated with Buyer's obligations pursuant to Section 11.6;

          (g) All liabilities and commitments arising out of or by reason of a transaction or event occurring on and after Closing for all of the following: suits, claims, indemnities, mortgages, contingent liabilities and other obligations of the Hospital and the Related Assets (including malpractice or discrimination claims or suits whether scheduled or unscheduled); all impositions of income tax and other taxes relating to the Hospital and the Related Assets and all obligations to give notice of and to provide continuation health care coverage for employees, former employees, and their dependents or any qualified beneficiary of such employees in accordance with the requirements for the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (hereinafter referred to as "COBRA COVERAGE"), including the obligation to continue COBRA coverage for all employees of Seller and their dependents entitled thereto on the Closing Date as set forth in Schedule 1.3(g) hereto; and

          (h) All liabilities and commitments (whether arising or existing prior to, on or following the Closing) of Seller for recapture or prior period adjustments under Medicare, Blue Cross (as defined in Section 3.9(d)) and Medicaid as set forth in Schedule 1.3(h) hereto.

          1.4  EXCLUDED LIABILITIES.  Seller shall remain responsible for all
               --------------------
liabilities, other than the Assumed Liabilities, arising or existing prior to the Closing relating or related, directly or indirectly, to any one or more of the Acquired Assets and Seller shall also remain liable for the following liabilities whether arising or existing prior to, on or following the Closing (collectively, the "EXCLUDED LIABILITIES"):

          (a) All obligations of Seller pursuant to or related to (i) the $16,980,000 Mississippi Hospital Equipment and Facilities Authority Hospital Revenue Bonds (Riley Memorial Hospital Project), Series 1992 A and Series 1992 B (collectively, the "BONDS"), and (ii) the notes payable described in Schedule
1.4 (the "NOTES").

          (b) Liabilities, obligations and responsibilities of Seller arising from its operations or continued existence after Closing, but only to the extent the same do not relate, directly or indirectly, to any one or more of the Acquired Assets;

          (c) Liabilities or obligations with respect to the ownership or operation of any assets owned or operated by Seller other than the Acquired Assets;

          (d) Liabilities and obligations arising from or relating to the Excluded Assets;

          (e) All liabilities and commitments arising out of or by reason of a transaction or event occurring prior to Closing for all of the following: suits, claims, indemnities, mortgages, contingent liabilities and other obligations of Seller (including malpractice or discrimination claims or suits whether scheduled or unscheduled); any and all investment tax credit recapture; depreciation recapture, except as provided in Section 1.3(c), (e), (f) or (h); and all impositions of income tax and other taxes, except as provided in Section 1.3(d), (e), (f), (g) or (h); and

          (f) All assets and liabilities of all employee benefit plans of Seller.

          1.5  OMITTED ITEMS.  If at any time after the date of this Agreement,
               -------------
either Buyer or Seller discovers any item which such party believes should have been included on one or more of the Schedules to this Agreement, the party discovering such omission shall notify the other of the omission and of the reason such party believes that the item in question should have been included on one or more Schedules. The parties shall then confer in good faith regarding the amendment of the Schedule or Schedules in question to include the item omitted.


                          ARTICLE II. PURCHASE PRICE

          2.1  PURCHASE PRICE.  Subject to the terms and conditions hereof, the
               --------------
purchase price (the "PURCHASE PRICE") payable by Buyer to Seller for the Acquired Assets will be $65,000,000 in cash for the Purchased Assets plus
                                                                     ----
$7,736,009 in cash, representing the parties' estimate of the Adjusted Net Working Capital (as defined below) at Closing (the "ESTIMATED ADJUSTED NET WORKING CAPITAL") payable in immediately available funds by wire transfer as provided in Section 7.1. Any necessary post-closing adjustments to the Purchase Price shall be made in accordance with Section 2.2. "ADJUSTED NET WORKING CAPITAL" means, with respect to Seller, the excess, if any, of (x) those current assets marked as such on the financial statements as of November 30, 1997 attached hereto as Exhibit F over (y) those current liabilities marked as such on the financial statements attached hereto as Exhibit F.

          2.2  WORKING CAPITAL ADJUSTMENTS.  It is the intent of Buyer and
               ---------------------------
Seller that Buyer purchase the Adjusted Net Working Capital of Seller as of Closing. Therefore, Buyer and Seller agree to take the following actions:

          (a) At the Closing, Buyer shall pay to Seller an amount equal to the Estimated Adjusted Net Working Capital.

          (b) Seller shall consult with Buyer in the course of preparing and, within sixty (60) days after Closing, Seller will deliver or cause to be delivered to Buyer, a statement as of Closing (the "CLOSING STATEMENT") that sets forth in reasonable detail the Adjusted Net Working Capital of Seller as of Closing. Buyer and Seller acknowledge and agree that the purpose of the procedures and adjustments contemplated by this Section 2.2 is to reflect accurately the Adjusted Net Working Capital of Seller at Closing using the accounting procedures set forth on Schedule 2.2 (the "AGREED ACCOUNTING PROCEDURES"). The Closing Statement shall be certified by Seller as having been prepared using the Agreed Accounting Procedures. Buyer agrees that any adjustments proposed in accordance with the following paragraph will not involve changes in or challenges to any of the Agreed Accounting Procedures that have been consistently applied.

          (c) Following the delivery of the Closing Statement to Buyer, Buyer will have the right to review the Closing Statement to determine whether it was prepared in accordance with the Agreed Accounting Procedures. Seller will permit Buyer and its independent accountants access at all reasonable times to all of the working papers, analyses and schedules of Seller utilized or prepared in connection with the preparation of the Closing Statement. Within the 30-day period after receipt of the Closing Statement, Buyer will, in a written notice to Seller, either accept the Closing Statement or describe in reasonable detail any proposed adjustments to such Closing Statement and the reasons therefor. If Seller has not received such notice of proposed adjustments within such 30-day period, Buyer will be deemed irrevocably to have accepted the Closing Statement.

          (d) Buyer and Seller will negotiate in good faith to resolve any disputes over any proposed adjustments to the Closing Statement. However, if any such dispute is not resolved within thirty (30) days following the receipt by Seller of the proposed adjustments, Buyer and Seller jointly will select an independent public accounting firm that is nationally recognized in the United States to resolve such disputes, which resolution will be final and binding.
The fees and expenses of such accounting firm will be shared by Buyer and Seller in proportion to the relative amounts of the disputed amount determined to be for the account of Buyer and Seller, respectively.

          (e) Upon the acceptance of the Closing Statement by Buyer or the resolution in writing of any disputes arising out of any proposed adjustments,
(A) if the Adjusted Net Working Capital of Buyer as set forth on the Closing Statement is greater than the Estimated Adjusted Net Working Capital, Buyer will promptly (but in no event more than five (5) days thereafter) pay to Seller the amount of such difference, or (B) if the Adjusted Net Working Capital of Buyer as set forth on the Closing Statement is less than the Estimated Adjusted Net Working

Capital, Seller will promptly (but in no event more than five (5) days thereafter) pay to Buyer the amount of such difference. Any such payment pursuant to this Section 2.2 will be made by wire transfer of immediately available funds.

          2.3  ALLOCATION OF PURCHASE PRICE.  The Purchase Price shall be
               ----------------------------
allocated among the Acquired Assets in the manner set forth in Schedule 2.3. The parties agree that this allocation will be used by them for all purposes including tax, reimbursement and other purposes. Each party hereto agrees that it will report the transaction in accordance with such allocation, including under Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that it will not take a position inconsistent with such allocation except with the written consent of the other party hereto.

          2.4  HOLD-BACK FROM PURCHASE PRICE.  On the date of the Closing Seller
               -----------------------------
shall deposit Three Million Dollars ($3,000,000) from the Purchase Price (the "ESCROW ACCOUNT") with a local Meridian bank mutually acceptable to Seller and Buyer (the "ESCROW AGENT") to be drawn upon by Buyer to pay costs for refurbishing and improving patient rooms within Riley Memorial Hospital (the "IMPROVEMENTS," as hereinafter defined). The patient room Improvements shall consist of the following: installing showers in patient rooms, converting certain rooms to semi-private rooms, relocating ancillary facilities; constructing replacement patient rooms; upgrading the equipment, mechanical and electrical systems for the patient rooms; installation of overhead lights, refurbishing and modifications to the nurse call station and Head Walls; and any and all additional work associated therewith or required to comply with the applicable safety and building codes. Before making any draw on the Escrow Account, Buyer will provide Seller with copies of final architectural drawings and specifications for the Improvements. Following receipt of Seller's comments to the architectural drawings and specifications, Buyer will consider making changes reasonably suggested by Seller (but is not bound by these comments) and thereafter Buyer may commence construction of the Improvements and make draws on the Escrow Account. Payments for the Improvements shall be made by the Escrow Agent from the Escrow Account upon receipt of a requisition in the form attached hereto as Exhibit H, including as part thereof a statement by an authorized officer of Buyer that the requisition is for Improvements as set forth in this Agreement and the architectural drawings and specifications contemplated hereunder and an Architect's Certificate reflecting satisfactory completion of the work for which the requisition is submitted. Any fees payable to the Escrow Agent shall be deducted from interest earnings on amounts on deposit in the Escrow Account and all remaining earnings shall be disbursed to Seller at least quarterly. No portion of the interest earnings on the Escrow Account shall be used to pay for Improvements. If the interest earnings in any quarter shall be insufficient to pay the fees of the Escrow Agent, Buyer and Seller shall pay the deficit equally.

          The Escrow Agent shall continue to make disbursements from the Escrow Account until the earlier to occur of (a) the completion of the Improvements, or
(b) the date on which the funds on deposit in the Escrow Account are exhausted. All amounts remaining in the Escrow Account following completion of the Improvements shall be released to Seller, free and clear of any and all claims of Buyer. In the event that Buyer shall not have started construction of the Improvements within three (3) years from the date of Closing, any amounts held in the Escrow

Account shall be disbursed to Seller free and clear of any and all claims by Buyer.

          Seller shall have no responsibility for any deficiency in the Escrow Account. Seller shall have no obligation to Buyer or to any contractor for the Improvements for the cost of such Improvements, the architectural drawings and specifications therefor or any action or inaction on the part of the Escrow Agent. In addition, Seller shall have no liability to Buyer for any claims related to the Improvements, whether by contractors or others, by virtue of Seller's review and comment on the architectural drawings and specifications for the Improvements, for the disbursement by the Escrow Agent of amounts on deposit in the Escrow Account or for the failure of the Escrow Agent to disburse funds on deposit in the Escrow Account.


             ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER

          As inducements to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, each Seller hereby represents and warrants to Buyer as follows (it being understood that each Seller makes the representations and warranties set forth below solely with respect to itself and its operations, assets and liabilities):

          3.1  ORGANIZATION, QUALIFICATION AND AUTHORITY. Seller is a non-profit
               ------------------------------------------
corporation which is validly existing and in good standing under the laws of the State of Mississippi. Seller is duly qualified to do business in the State of Mississippi. Seller has full power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated and to carry on its business as it is now being conducted, and at Closing will have the requisite power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency. Seller has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Seller hereby. This Agreement and all other agreements and documents executed in connection herewith by Seller, upon due execution and delivery thereof, shall constitute valid and binding obligations of Seller, enforceable in accordance with their respective terms, upon receipt of the consents, if any, specified in Schedule 3.2.

          3.2  ABSENCE OF DEFAULT.  To Seller's knowledge, upon receipt of the
               ------------------
consents, if any, specified in Schedule 3.2, the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Seller will not constitute a violation of, or be in conflict with, and will not, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability affecting the Acquired Assets pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Acquired Assets under: (a) any term or provision of the Articles of Incorporation or Bylaws of Seller; (b) any material contract, lease, purchase order, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other contract to which Seller is a party or by which Seller is bound; or (c) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Seller is subject, if any, except for any such breach, default, debt, indenture, obligation or liability that would not reasonably be expected to have a material adverse effect on the Acquired Assets.

          3.3  FINANCIAL STATEMENTS.
               --------------------

          (a) Attached as Schedule 3.3 are true and correct copies of the audited Financial Statements of Seller for the fiscal years ended September 30, 1997, September 30, 1996 and September 30, 1995 (the "FINANCIAL STATEMENTS"). The Financial Statements present fairly, in all material respects, the financial position of Seller for such periods and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles consistently applied for the periods specified. The Financial Statements are true, complete and correct and have been prepared in conformity with generally accepted accounting principles on an accrual basis, applied consistently for the periods involved.

          (b) Seller shall cause to be prepared interim unaudited quarterly financial statements of Seller for each quarter since September 30, 1996 (the "INTERIM FINANCIAL STATEMENTS"), which shall be delivered to Buyer within forty-five (45) days after the date hereof. The Interim Financial Statements, upon delivery, shall present fairly, in all material respects, the financial position of Seller and the result of its operations for the periods then ended, in conformity with generally accepted accounting principles applied consistently for the period specified. All such interim financial statements shall reflect all adjustments (which consist only of normal recurring adjustments not material in amount and include estimated provisions for year-end adjustments) necessary for a fair presentation.

          (c) After Closing, Seller shall make the books and records of Seller available to Buyer and Buyer's auditors at reasonable times and in a manner so as not to unduly interfere with Seller's operations, and otherwise cooperate with Buyer in order to permit Buyer to conduct an audit of Seller's financial statements for any period prior to Closing. Such audit, if any, shall be at Buyer's expense.

          3.4  OPERATIONS SINCE SEPTEMBER 30, 1996.  Except as set forth in
               -----------------------------------
Schedule 3.4, since September 30, 1996, Seller has conducted its business only in the ordinary course and there was no material adverse change in the condition (financial or otherwise) of the Acquired Assets, the business of, or in the results of operations of, the Hospital, the Related Assets or Seller.

          3.5  TAXES.  All taxes, including income, property, sales, use,
               -----
franchise, value added, employees' income withholding and social security taxes, license fees and taxes, deposits and fees for waste disposal, pharmaceutical, and nursing facilities, which are due or payable by Seller, and all interests and penalties thereof have been paid in full and all tax returns, if any, required to be filed in connection therewith have been accurately prepared and timely filed, except for such failures to pay or failures to file as would not have a material adverse effect on the Acquired Assets. All deposits required to be made by Seller with respect to employees' withholding taxes have been duly made. Seller has not been delinquent in the payment of any tax, assessment or governmental charge or deposit, and to Seller's knowledge, there is no tax deficiency or claim outstanding, proposed or assessed against it.

          3.6  EMPLOYMENT AND EMPLOYEE BENEFIT PLANS.
               -------------------------------------

          (a) Except as disclosed in Schedule 3.6(a), to the knowledge of Seller, no person or entity (including any governmental agency) has made any claim against Seller arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, but not limited to, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, or the Age Discrimination in Employment Act of 1967, as amended, or the Americans With Disabilities Act of 1990), except for any such claim that would not reasonably be expected to have a material adverse effect on the Acquired Assets.

          (b)  Except as described in Schedule 1.2(i) and as provided in
Schedule 3.6(b), Seller does not maintain or contribute to, or have any obligation with respect to, and none of the employees of Seller are covered by, any bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal ("EMPLOYEE BENEFIT PLAN").

          (c) Except as specified in Section 1.3 and as set forth on Schedule 3.6(c), Buyer will not be liable and will not be responsible for any debt, obligation, contribution, responsibility, withdrawal liability or other liability of Seller under any Employee Benefit Plans, including any penalty, fee or funding obligation related to the termination of any plan pursuant to Section
5.15. Seller will be responsible for processing and paying claims incurred at or prior to Closing in accordance with the terms of the applicable Employee Benefit Plan and for any liabilities arising from any failure before or after the Closing to comply with the requirements of ERISA, the Code, the Mississippi Code or regulations thereunder.

          (d) Seller has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all material related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          3.7  LICENSES AND PERMITS.
               --------------------

          (a) Seller has all local, state and federal licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals (collectively, "LICENSES AND PERMITS") necessary for Seller to occupy, operate and conduct its business at the Hospital and the Related Assets, except for any of the above, the absence of which would not reasonably be expected to have a material adverse effect on the Acquired Assets. To Seller's knowledge, Seller is not in default under any of such Licenses and Permits. To Seller's knowledge, there exist no grounds for revocation, suspension or limitation of such License or Permits. Copies of these Licenses and Permits are attached to and listed on Schedule 3.7(a). Except as described in Schedule 3.7(a), no written notices have been received by Seller with respect to complaints lodged with any regulatory authority or agency or with respect to threatened, pending or possible revocation, termination, suspension or limitation of any of the Licenses and Permits, except for any such notices that have been or are being addressed by Seller. To the knowledge of Seller, there are no grounds for revocation, suspension or limitation of any of the Licenses and Permits.

          (b) Seller has all certificates of need, exemptions or non-review letters from the State of Mississippi necessary to operate its business with respect to the Acquired Assets as it has been historically and is currently conducted by Seller. To the knowledge of Seller, Seller has complied fully with the requirements and conditions thereof.

          3.8  JCAHO AND ACCREDITATIONS.
               ------------------------

          (a) Set forth on Schedule 3.8 are each Certificate of Accreditation and copies of the most recent accreditation survey report issued by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"), and a list of material deficiencies, if any, relating to the operations of Seller.

          (b) Except as described in Schedule 3.8, Seller has received no written notice with respect to any threatened, pending or possible revocation, early termination, suspension or limitation of any of the accreditations listed in this Section 3.8.

          3.9  MEDICARE, MEDICAID, AND OTHER THIRD-PARTY PAYORS.
               ------------------------------------------------

          (a) The Hospital and (to the extent applicable) the Related Assets are duly certified to participate, and do participate in the Medicare and Medicaid programs (the "PROGRAMS"). Copies of their existing Medicare and Medicaid contracts (the "PROGRAM AGREEMENTS") are included in Schedule 3.9(a). To Seller's knowledge, the Hospital and (to the extent applicable) the Related Assets are in material compliance with all of the terms, conditions, and provisions of such contracts, as well as state and federal laws related thereto.

          (b) Attached as part of Schedule 3.9(b) is a copy of the Hospital's and (to the extent applicable) the Related Assets' most recent Statement of Deficiencies and Plan of Correction (Form HCFA-2567).

          (c) Except as set forth in Schedule 3.9(c), no written notice of any offsets against future reimbursement has been received by Seller nor, to Seller's knowledge, is there any basis therefor, and there are no pending appeals, adjustments, challenges, audits, litigation or notices of intent to reopen or open cost reports with respect to the Programs. To Seller's knowledge, the Hospital and (to the extent applicable), the Related Assets have not been subject to or threatened with loss of waiver of liability for utilization review denials with respect to the Programs during the past twelve (12) months, nor has Seller received notice of pending, threatened or possible decertification or other loss of participation in any of the Programs, except as set forth in
Schedule 3.9(c).

          (d) The Hospital and (to the extent applicable) the Related Assets currently have contractual arrangements with Blue Cross of Alabama, Blue Cross of Mississippi (together, "BLUE CROSS") and other third party payors. Copies of all existing Blue Cross contracts and other third party payor contract(s) are included in Schedule 3.9(d). The Hospital and (to the extent applicable) the Related Assets are in material compliance with all of the terms, conditions and provisions of such contract(s).

          (e) Seller has previously furnished Buyer the Medicare and Medicaid cost reports of Seller for the years of 1996, 1995 and 1994. The cost reports are complete and accurate in all material respects for the periods indicated. All liabilities and contractual adjustments of the Hospital and Related Assets under any third party payor or reimbursement programs have been properly reflected and adequately reserved for in the Financial Statements, in each case in all material respects.

          (f) Seller has received no written notice of any violation of federal or state fraud and abuse or self-referral laws, except as set forth in Schedule 3.9(f) and Seller is not aware of any such violations in connection with the operation of its business.

          3.10 PEER REVIEW.  The Hospital has entered into one or more valid
               -----------
memorandums of understanding with the Hospital's peer review organizations. A copy of each memorandum of understanding is included in Schedule 3.10.

          3.11 TITLE TO ASSETS.
               ---------------

          (a) All assets owned or leased by Seller are reflected on the Financial Statements. Seller is transferring all assets necessary to the operation of the Hospital and the Related Assets, except as set forth on
Schedule 3.11(a).

          (b) The only names, tradenames or fictitious names under which the business of the Hospital and Related Assets of Seller have been operated for the last two (2) years are listed on Schedule 3.11(b). To Seller's knowledge, Seller has complied with all applicable fictitious name filing statutes.

          (c) Schedule 3.11(c) lists all post office boxes and addresses where Receivables purchased by Buyer hereunder are to be paid and all names under which payment is to be received. Seller hereby grants to Buyer irrevocable power of attorney to execute and endorse any checks or receive any payments with respect to any Receivables purchased by Buyer hereunder.

          3.12 LEASES AND CONTRACTS.
               ---------------------

          (a) Except for Non-material Contracts (as defined below), Schedule 3.12(a) hereto sets forth a complete and accurate list of all material written contracts, agreements, leases and commitments, and all assignments and amendments thereof relating to the Hospital or the Related Assets, to which Seller is a party, including service contracts, management agreements, equipment leases and leases of space and all oral agreements of Seller pursuant to which Seller is currently expending money, but excluding any agreement recorded against all or any part of the Real Estate (collectively, the "LEASES AND CONTRACTS"). "NON-MATERIAL CONTRACTS" means contracts which no party thereto is a referral source (including physicians) to Seller and either (i) involves an expenditure of less than $50,000 in the aggregate for such contract per year, or
(ii) is cancelable on behalf of Seller (and Buyer as its assignee) upon no more than thirty (30) days' notice and without penalty or payment. Prior to Closing, Seller will provide Buyer a copy of all written Leases and Contracts, and a detailed summary of the provisions of all oral Leases and Contracts.

          (b) None of the Leases and Contracts has been modified, amended, assigned or transferred, except as noted on Schedule 3.12, and each is in full force and effect and is valid, binding and enforceable in accordance with its respective terms except for such failures to be in full force and effect or validly binding and enforceable as would not reasonably be expected to have a material adverse effect on the Acquired Assets.

          (c) Except as disclosed on Schedule 3.12(c), to Seller's knowledge, no event or condition has happened or presently exists which constitutes a default or breach on the part of Seller or after notice or lapse of time or both, would constitute a default or breach by any party under any of the Leases and Contracts. There are no pending or, to Seller's knowledge, threatened counterclaims or offsets which have been asserted in writing under any of the Leases and Contracts. With respect to any options or rights of first refusal affecting or relating to any of the Acquired Assets or any interest therein to which Seller is a party, to Seller's knowledge: (i) there has been no exercise or attempted exercise of the same, and (ii) no event has happened or presently exists which would require the same to be exercised. If any such event happens or occurs prior to Closing, Seller will take all necessary, commercially reasonable action to preserve Seller's rights under and with respect to the same and prevent the expiration or lapse thereof.

          (d) None of the Leases and Contracts shall be amended between the date hereof and Closing without the prior written consent of Buyer.

          (e) Except as expressly identified on Schedule 3.12, Seller has no Lease or Contract which is a capitalized lease within the meaning of generally accepted accounting principles.

     3.13 ENVIRONMENTAL MATTERS.
          ---------------------

     (a) As used in this Section, the term "HAZARDOUS SUBSTANCES" means any hazardous or toxic substances, pollutants, contaminants, materials or wastes, including those substances, pollutants, contaminants, materials, and wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances pursuant to 40 CFR Part 302, or such substances, materials and wastes which are regulated under any federal environmental law or any applicable local or state environmental law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") as supplemented and amended or the Resource Conservation and Recovery Act, as amended ("RCRA"). 42 U.S.C (S)(S) 6901 et seq;
                                                                         ------
or toxic substances as defined under the Toxic Substance Control Act, 15 U.S.C. 2601 et seq.
     ------

          (b) To the knowledge of Seller, all operations or activities upon, or any use or occupancy of the Real Estate by Seller and any Affiliates of Seller (for purposes of this Section 3.13, the term "AFFILIATES" shall mean any person or entity controlling, controlled by or under common control with Seller, and the term "CONTROL" shall mean the exercise of power to direct the management of such person or entity) and any agent or employee of Seller or its Affiliates ("AGENTS"), are as of the date hereof in all respects in substantial compliance with any and all environmental laws, regulations or orders relating to Hazardous Substances, including, but not limited to, the storage, discharge, removal and transportation of Hazardous Substances. Except as disclosed on Schedule 3.13(b) and except for the manufacture, use, generation, discharge, disposal, spillage, leakage, storage or presence of Hazardous Substances associated with the customary operation of a hospital, nursing home, home health care agency or physician clinic:

               (i) To the knowledge of Seller, neither Seller, nor its Affiliates or Agents have allowed the manufacture, use, generation, storage or presence of any Hazardous Substances over, in or upon the Real Estate;

               (ii) To the knowledge of Seller, neither Seller, nor its Affiliates or Agents, have installed or permitted to be installed, in or on the Real Estate friable asbestos or any substance containing asbestos or any other Hazardous Substances not customarily associated with the operation of a hospital, nursing home, home health care agency or physician clinic;

               (iii) To the knowledge of Seller, neither Seller nor its Agents or Affiliates has engaged in any material dumping, discharge, disposal, spillage or leakage (whether legal or illegal, accidental or intentional) of such Hazardous Substances, at, on, in or about the Real Estate, or any portion thereof; and

               (iv) To the knowledge of Seller, no substantial work, repairs, construction or capital expenditures are required as of the date hereof by any environmental or land use laws or regulations with respect to the Real Estate for the continued lawful use of the Real Estate.

          (c) To the knowledge of Seller, the Real Estate is not subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or any remedial or removal obligations under any applicable rules, regulations or orders pertaining to the environment.

          (d) To Seller's knowledge, except as disclosed on Schedule 3.13(b), including matters disclosed in any environmental audits or reports set forth on
Schedule 3.13 (b), there are no underground storage tanks on any portion of the Real Estate, and no portion of the Real Estate has ever been used as a landfill. Seller has furnished to Buyer a copy of any environmental audit or report on the Real Estate which Seller or its Affiliates obtained or were furnished.

          (e) For purposes of this Section 3.13, the term "Real Estate" shall not include the parcel of property purchased by Riley Property Holding Company from Sowashee Building Corporation on December 12, 1995 and more particularly described in Schedule 3.13(e) hereto (the "SOWASHEE PARCEL"). With respect to the Sowashee Parcel, Buyer acknowledges and agrees that it is purchasing the Sowashee Parcel on an "as is" basis, in its existing condition without any representation or warranty by Seller as to the condition of the Sowashee Parcel except as expressly set forth in this Agreement. Buyer further acknowledges that Buyer has made adequate inquiry into the condition and operation of the Sowashee Parcel and that Buyer is not relying on any representation or warranty of Seller except as expressly set forth in this Agreement.

          (f) Effective on the date of Closing, and except as expressly set forth herein, Buyer hereby releases Seller from and waives all claims against Seller, at law or in equity, whether known or unknown, suspected or unsuspected, which Buyer has or may have, arising out of or related to the physical condition of the Sowashee Parcel. Buyer also releases Seller from and waives all claims against Seller under any and all federal environmental laws or any applicable local or state environmental law, including CERCLA and RCRA, including without limitation, any and all rights of contribution to pay for or reimburse Buyer for the cost of remediating any Hazardous Substances from the Sowashee Parcel or from real property surrounding the Sowashee Parcel.

          (g) With respect to the Sowashee Parcel, Seller represents that to the knowledge of Seller, neither Seller nor its Affiliates or Agents has taken any affirmative action during the period of Seller's ownership of the Sowashee Parcel to cause any of the items set forth in subparagraph (b) above to exist on the Sowashee Parcel.

          3.14 MISCELLANEOUS REPRESENTATIONS RELATING TO REAL ESTATE.
               -----------------------------------------------------

          (a) Seller has not received any written notice of any pending condemnation of all or any part of the Real Estate. To Seller's knowledge, there are no public improvements which may result in special assessments against the Real Estate.

          (b) To Seller's knowledge, Seller has furnished to Buyer copies of all mechanical and structural studies or reports or assessments, engineering plans, architectural drawings, soil studies, surveys and other documents which have been prepared by or at the direction of Seller or its Affiliates within the last three (3) years relating to any of the Acquired Assets.

          (c) All utilities serving the Real Estate are, and shall be at Closing adequate to operate the Real Estate in the manner it is currently operated. Any so-called hook-up fees or other associated charges accrued to date have been fully paid with respect to all potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Hospital and the Related Assets.

          (d) From and after the date of this Agreement until Closing, Seller and any party in possession of all or any part of the Acquired Assets will maintain and keep the Acquired Assets in a sanitary, well-maintained condition and in good order and repair.

          3.15 CONSTRUCTION. Except as described on Schedule 3.15, Seller has
               ------------
not entered into any written agreements regarding the development of future facilities in connection with the Hospital or any of the Related Assets.

          3.16 LITIGATION. Except as set forth in Schedule 3.16 hereto, Seller
               ----------
has not received written notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including legislation and regulations applicable to the Medicare and Medicaid programs, environmental protection, civil rights and public health and safety and occupational health) that, if adversely determined, would reasonably be expected to have a material adverse effect on the Acquired Assets. Except as set forth in Schedule 3.16, there are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquires or proceedings pending or, to the knowledge of Seller, threatened against Seller or the Acquired Assets that, if adversely determined, would reasonably be expected to have a material adverse effect on the Acquired Assets.

          3.17 SELLER'S EMPLOYEES. Schedule 3.17 hereto sets forth: (a) a
               ------------------
complete list of all of Seller's officers and employees, and rates of pay, together with true and correct copies of any and all employment contracts, (b) the employment dates and job titles of each such person, and (c) categorization of each such person as a full-time or part-time employee of Seller. Prior to Closing, Seller shall provide true and accurate copies of any fringe benefit plan or personnel polices to Buyer. For purposes of this paragraph, "PART-TIME EMPLOYEE" means an employee who is employed for an average of fewer than thirty-six (36) hours per week or less than seventy-two (72) hours per two (2) week pay period. Except as provided in Schedule 3.17, Seller has no employment agreements with its employees and all such employees are employed on an at "at will" basis.
Schedule 3.17 sets forth a complete list of all of Seller's full and part-time employees who have been terminated within ninety (90) days before Closing.

          3.18 LABOR RELATIONS.  Seller is not a party to any labor contract,
               ---------------
collective bargaining agreement, contract, letter of understanding (or to Seller's knowledge, any other arrangement, formal or informal) with any labor union or organization which obligates Seller to compensate its employees at prevailing rates or union scale, nor are any of Seller's employees represented by any labor union or organization. Except as set forth on Schedule 3.18, there is no pending, or to Seller's knowledge, threatened labor dispute, work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between Seller and any present or former employees of Seller that might reasonably be expected to have a material adverse effect on Seller. Except as set forth on Schedule 3.18, there is no pending, or to Seller's knowledge, threatened suit, action, investigation or claim between Seller and any present or former employees of Seller that, if adversely determined, would reasonably be expected to have a material adverse effect on the Acquired Assets. To Seller's knowledge, there has not been any labor union organizing activity at the Hospital or any of the Related Assets with respect to employees of the Hospital or any of the Related Assets within the past year.

          3.19 INSURANCE.  Seller has in effect and has continuously maintained
               ---------
insurance coverage for its operations, personnel and assets. Schedule 3.19 sets forth a summary of Seller's current insurance coverage, and includes a list of any pending insurance claims relating to Seller. To the knowledge of Seller, Seller is not in default or breach with respect to any provision contained in any such insurance policies, nor has Seller failed to give any notice or to present any claim thereunder in due and timely fashion. Seller will continue to maintain all its insurance policies and coverage amounts in full force and effect until the Closing. All of such policies are valid, outstanding, in full force and effect and enforceable in accordance with their terms with no premium arrearages. Complete genuine copies of all policies and endorsements thereto have been provided to Buyer. At no time has Seller been denied or reduced, or requested a reduction in, the scope or amount of any insurance or indemnity bond coverage with respect to the Acquired Assets. No insurance carrier has cancelled or reduced, or given notice of its intention to cancel or reduce, any insurance coverage with respect to the Acquired Assets and, to Seller's knowledge, there exists no grounds to cancel any such policies or the coverage provided thereby. Seller has received no written recommendation from any insurer to repair or replace any of the Acquired Assets with which Seller has not complied.

          3.20 MEDICAL STAFF. Seller has previously delivered to Buyer a true
               -------------
and correct copy of medical staff privilege and membership application forms, a description of medical staff privileges, all current medical staff bylaws, rules and regulations and amendments thereto, all credentials and appeals procedures not incorporated therein, the name of each member of the medical staff of the Hospital and the Related Assets, the specialty, if any, of each medical staff member, and all contracts with physicians, physician groups, or other members of the medical staff of the Hospital and the Related Assets. Except as set forth on
Schedule 3.20, there are no pending or, to Seller's knowledge, threatened appeals, challenges, disciplinary or corrective actions, or disputes involving applicants, staff members or health professionals.

          3.21 CONFLICTS OF INTEREST.  Except as disclosed in Schedule 3.21 and
               ---------------------
except as to Non-material Conflicts (as defined below), no director and no employee listed on Schedule 13.13 hereto is either a supplier of goods or services to Seller pursuant to an Assumed Liability, or directly or indirectly controls or is a director, officer, shareholder, employee or agent of any corporation, firm, association, partnership or other business entity (other than any corporation, firm, association, partnership or other business entity the stock of which is publicly traded) which is a supplier of goods or services to Seller pursuant to an Assumed Liability or a party to any contract or other agreement with Seller pursuant to an Assumed Liability. "NON-MATERIAL CONFLICTS" shall mean items which otherwise should have been disclosed on Schedule 3.21, but (a) the annual aggregate amount involved relating to each such person or each such entity does not exceed $10,000, and
(b) the contract or agreement is cancelable upon no more than 90 days' notice.

          3.22 INTELLECTUAL PROPERTY; COMPUTER SOFTWARE. Seller owns (or
               ----------------------------------------
possesses adequate and enforceable licenses or other rights to use) all Intellectual Property (as defined below) and all computer software programs and similar systems used in the conduct of its business. All trademarks, service marks, tradenames, patents, copyrights, inventions, processes and applications therefor (whether registered or common law) owned by Seller are listed and described in Schedule 3.22 (collectively the "INTELLECTUAL PROPERTY"). No proceedings have been instituted or, to Seller's knowledge, threatened, which challenge the ownership by Seller of such Intellectual Property. Seller has not licensed anyone to use such Intellectual Property and Seller has no knowledge of the use or the infringement of any such Intellectual Property by any other person.

          3.23 INVENTORIES. The Inventory is, and on Closing will be, of a
               -----------
quality and quantity presently usable in the ordinary course of business at the Hospital and the Related Assets, determined and valued consistent with generally accepted accounting principles. Since the date of the Financial Statements, Seller has not decreased or substituted items of Inventory other than in the ordinary course of business.

          3.24 COMPLIANCE WITH LAWS. To the knowledge of Seller, Seller has
               --------------------
complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees applicable to the Hospital or the Related Assets, except for such failures to comply as would not reasonably be expected to have a material adverse effect on the Acquired Assets. To Seller's knowledge, Seller has made no kickback, bribe or payment to any person or entity, directly or indirectly, for referring, recommending or arranging business or patients with, to or for Seller. To Seller's knowledge, none of the Assumed Liabilities and no activity of Seller violates Section 1877 of the Social Security Act or any similar provision of applicable state law. To Seller's knowledge, none of the Assumed Liabilities and no activity of Seller violates provisions of applicable state law relating to the corporate practice of medicine.

          3.25 BROKER'S OR FINDER'S FEE.  Except as set forth in Schedule 3.25,
               ------------------------
Seller has not employed and is not liable for the payment of any fee to any finder, broker or similar person in connection with the transactions contemplated by this Agreement.

              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER

          As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Buyer represents and warrants to Seller as follows:

          4.1  ORGANIZATION, QUALIFICATION AND AUTHORITY. Buyer is a corporation
               -----------------------------------------
which is validly existing and in good standing under the laws of the State of Mississippi and is a wholly owned subsidiary of Health Management Associates, Inc., a Delaware corporation ("HMA"). Buyer is duly qualified to conduct business in the State of Mississippi and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Buyer has full power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted, and at Closing will have the requisite power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency. Buyer has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Buyer hereby. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer has been duly authorized by all necessary action on the part of Buyer. No other action on the part of Buyer or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement and all other agreements and documents executed in connection herewith by Buyer, upon due execution and delivery thereof shall constitute valid binding obligations of Buyer, enforceable in accordance with their respective terms.

          4.2  ABSENCE OF DEFAULT. The execution, delivery and consummation of
               ------------------
this Agreement and all other agreements and documents executed in connection herewith by Buyer will not constitute a violation of, be in conflict with, or, without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Acquired Assets under: (a) any term or provision of the Articles of Incorporation or Bylaws of Buyer, (b) any contract, lease, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Buyer is a party or by which Buyer is bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority; or (d) any law, statute, rule, regulation, order, with, injunction, judgment or decree of any court of any court or governmental authority or arbitration tribunal to which Buyer is subject.

          4.3  BROKER'S OR FINDER'S FEE. Buyer has not employed and is not
               ------------------------
liable for the payment of any fee to any finder, broker or similar person in connection with the transactions contemplated by this Agreement.

          4.4  BUYER'S CASH ON HAND.  Buyer has, and at the Closing will have,
               --------------------
sufficient cash on hand to pay the Purchase Price at the Closing.

          4.5  WARN ACT. Buyer has no plans to engage in any activities or take
               --------
any actions which could trigger the obligation for notice as required by the "Worker Adjustment and Retraining Notification Act" ("WARN") or any similar applicable state statute.


                        ARTICLE V. COVENANTS OF PARTIES

          5.1  PRESERVATION OF BUSINESS AND ASSETS. From the date hereof until
               -----------------------------------
the Closing, Seller shall use commercially reasonable efforts (i) to preserve, protect and maintain intact the Acquired Assets, and the business and operation of the Hospital and the Related Assets as going concerns in the ordinary course of business consistent with prior practice, and (ii) to preserve, protect and maintain for Buyer the good will of the Hospital's and the Related Assets' medical staff, suppliers, employees, clientele, patients, and others having business relations with Seller. From and after the date of this Agreement until Closing, Seller will maintain and keep the Acquired Assets in a well-maintained condition and in good order and repair. Other than in the ordinary course of business, Seller will not sell, discard, dispose of or move any of the Acquired Assets and shall make no dividend, distribution or extraordinary payment to any Affiliate. From the date hereof until the Closing, Seller shall continue in its ordinary course of business consistent with past practices, in completing its capital expenditures as to its replacements and additions and any construction improvements and paying therefor.

          5.2  ABSENCE OF MATERIAL CHANGE. From the date hereof until the
               --------------------------
Closing, Seller shall make no material change in the business and operation of the Hospital and the Related Assets and in the utilization of the Acquired Assets.

          5.3  ACCESS TO BOOKS AND RECORDS.
               ---------------------------

          (a) From the date hereof until the Closing, Seller shall give to Buyer and to Buyer's counsel, accountants, and other representatives, full access during normal business hours to all of Seller's offices, properties, books, contracts, commitments, records and affairs relating to the Acquired Assets so that Buyer may inspect and audit them and shall furnish to Buyer information concerning the Acquired Assets as Buyer may reasonably request. If any such books, records and materials are in the custody of third parties who are subject to Seller's direction, Seller shall direct such third parties to promptly provide them to Buyer. Copies of documents furnished to Buyer by Seller will be returned by Buyer upon request if the transaction is not consummated. Seller shall provide Buyer promptly with Interim Financial Statements of Seller in accordance with Section 3.3(b), the audited financial statements of Seller for the fiscal year ended September 30, 1997 and any other management reports as and when they are available. Additionally, from the date hereof until Closing, Seller grants Buyer reasonable access to Seller's personnel and computers to assist Buyer's preparation for the ownership change.

          (b) Following the Closing, Buyer shall permit Seller and its representatives

(including its counsel and auditors), during normal business hours, to have reasonable access to, and examine and make copies of all books and records of the Hospital and the Related Assets, including all medical records and medical charts of any patient admitted to the Hospital or any of the Related Assets, which are transferred to Buyer hereunder and which relate to transactions or events occurring prior to the Closing, to the extent permitted by law. Buyer agrees that it shall make such books and records available to Seller, and shall not destroy or dispose of any of such books and records for a period of seven
(7) years after the Closing.

          (c) Following the Closing, Seller shall permit Buyer and its representatives (including its counsel and auditors), during normal business hours, to have reasonable access to, and examine and make copies of, all books and records of Seller and its Affiliates relating to the Hospital, the Related Assets or the other Assets which are retained by Seller and which relate to transactions or events contemplated by this Agreement occurring prior to the Closing, to the extent permitted by law. Seller agrees that it shall make such books and records available to Buyer, and shall not destroy or dispose of any of such books and records for a period of seven (7) years after the Closing.

          5.4  CONSENTS TO ASSIGNMENTS. Anything in this Agreement to the
               -----------------------
contrary notwithstanding, this Agreement shall not constitute an agreement to assign or transfer to Buyer any Acquired Asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach thereof or a breach of any applicable law or in any way adversely affect the rights of Buyer with respect thereto. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights with respect thereto so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all commercially reasonable respects, to provide to Buyer the benefits with respect to any such Acquired Asset, including enforcement for the benefit of Buyer of any and all rights of Seller against a third party arising out of the breach or cancellation by such third party or otherwise.

          5.5  GOOD FAITH.  All parties shall act in good faith and use their
               ----------
commercially reasonable efforts to satisfy all conditions to their respective obligations to close.

          5.6  COMMERCIALLY REASONABLE EFFORTS; FURTHER ASSURANCES.
               ---------------------------------------------------

          (a) Each party will use its commercially reasonable efforts to cause all conditions to its obligations, including the obtaining of all requisite Licenses and Permits, to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite Licenses and Permits. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as may be necessary or appropriate to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

          (b) As used in this Agreement, the term "commercially reasonable efforts" shall not mean efforts which require the performing party to do any act that is unreasonable under the circumstances, to make any capital contribution or to expend any funds other than in payment of reasonable out-of-pocket expenses incurred in satisfying obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professional advisers.

          5.7  PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Seller shall
               ---------------------------------------------------
refrain from taking any action which would render any representation and warranty contained in Article IV hereof inaccurate in any respect as of Closing. Seller promptly will notify Buyer of any material lawsuits, claims, administrative actions or other proceedings commenced against Seller, its directors, officers or Affiliates, involving or affecting in any way the Acquired Assets or the business and operation of the Acquired Assets. Seller shall promptly notify Buyer of any facts or circumstances which come to Seller's attention and which cause, or through the passage of time may cause, any of Seller's representations and warranties to be untrue or misleading in any material respect at any time from the date hereof to Closing. Buyer shall promptly notify Seller of any facts or circumstances which come to Buyer's attention and which cause, or through the passage of time may cause, any of Buyer's representations and warranties to be untrue or misleading in any material respect at any time from the date hereof to Closing.

          5.8  MAINTAIN BOOKS AND ACCOUNTING PRACTICES. From the date hereof
               ---------------------------------------
until Closing, Seller shall maintain its books of account in the usual, regular and ordinary manner in accordance with generally accepted accounting principles consistently applied and on a basis consistent with prior years and shall make no change in its accounting methods or practices or the accounting principles so applied.

          5.9  INDEBTEDNESS; LIENS. Until Closing, Seller shall make all
               -------------------
payments required with respect to its long-term debt, including the Bonds and the Notes, and comply in all material respects with and satisfy all its obligations with respect thereto. Seller shall take all action necessary to defease fully the Bonds and cause all collateral and obligations and security against the Acquired Assets to be fully released to Buyer's satisfaction as contemplated hereunder, and Buyer will cooperate with Seller in this regard.

          5.10 COMPLIANCE WITH LAWS AND REGULATORY CONSENTS. From the date
               --------------------------------------------
hereof until the Closing, Seller shall (i) comply in all material respects with all applicable statutes, laws, ordinances and regulations; (ii) keep, hold and maintain all material certificates, certificates of need, certificates of exemption, accreditations, participations, licenses, and other permits necessary for the business and operation of the Acquired Assets; (iii) use its commercially reasonable efforts to obtain all consents, approvals, exemptions and authorizations of third parties, whether governmental or private, necessary to consummate the transactions contemplated by this Agreement; (iv) make and cause to be made all filings and give and cause to be given all notices which may be necessary or desirable on its part under all applicable laws and under its contracts, agreements and commitments in order to consummate the transactions contemplated by this Agreement; and (v) use its commercially reasonable efforts to consummate the transactions contemplated by this Agreement and the agreements and documents to be executed in connection with this Agreement.

          5.11 MAINTAIN INSURANCE COVERAGE. From the date hereof until the
               ---------------------------
Closing, Seller shall maintain and cause to be maintained in full force and effect, without change of coverage or insurance carrier unless approved of in writing by Buyer (which approval shall not be unreasonably withheld), the existing insurance on the Acquired Assets and the operations of the Hospital and the Related Assets and shall provide, upon request by Buyer, evidence satisfactory to Buyer that such insurance continues to be in effect and that all premiums due have been paid. From and after the Closing, Seller shall have the professional insurance policies listed on Schedule 5.11 amended or endorsed to name Buyer and all employed physicians as an additional insured and to provide Buyer evidence thereof. From the Closing and continuing for a period of seven
(7) years thereafter, Seller shall have the general comprehensive liability insurance policies listed on Schedule 5.11 amended or endorsed to name Buyer as an additional insured and to provide Buyer evidence thereof.

          5.12 MEDICARE AND MEDICAID REPORTING.  From the date hereof until the
               -------------------------------
Closing, on behalf of the Hospital and (to the extent applicable) the Related Assets, Seller shall timely file or cause to be filed all cost reports and other reports of every kind, nature or description required by law or by written or oral contract to be filed with respect to the purchase of services by third party payors, including Medicare, Medicaid and Blue Cross prior to Closing. Buyer and Seller will jointly prepare the terminating cost reports for the Hospital and (to the extent applicable) the Related Assets.

          5.13 CURRENT RETURN FILING.  Seller shall be responsible for the
               ---------------------
preparation and filing of the federal, state and local income tax returns for all of the tax periods of Seller ending on or before the Closing, including returns for organizations exempt from income tax.

          5.14 PERFORMANCE. Seller and Buyer shall take appropriate steps to
               -----------
satisfy their respective obligations, and the conditions to Closing, including the filing of Hart-Scott-Rodino notices, if any, the obtaining of necessary consents and the making of applications for necessary licenses and permits.

          5.15 WARN ACT. Prior to Closing, Seller will not engage in any
               --------
activities or take any actions which would impose upon Seller, or upon Buyer solely as a result of Seller's actions, the obligation for notice as required WARN or any similar applicable state statute. Upon the Closing, and for at least ninety (90) days thereafter, Buyer will not engage in any activities or take any actions which would impose upon Seller any WARN requirements or liabilities. If any of Buyer's activities or actions trigger WARN requirements, Buyer will comply in full with the requirements of WARN.

          5.16 TERMINATION OF EMPLOYEE PLANS.
               -----------------------------

          (a) At or as soon as possible after Closing, Seller will take such steps as are necessary to freeze and terminate the Riley Memorial Hospital Tax Deferred Annuity Plan (the "PENSION PLAN"), as a result of which the interest of all participants shall become fully vested in accordance with the Pension Plan.

          (b) Buyer agrees for one hundred-twenty (120) days after Closing that it will at no cost to Seller make its on-site personnel reasonably available during normal business hours to assist Seller in gathering information necessary to terminate the Pension Plan, so long as such cooperation with Seller does not unreasonably interfere with the normal job responsibilities of such employees.

          (c) At or immediately after Closing, Seller will give notice to all Transferred Employees with Section 125 daycare spending accounts of a 60-day time limit for submitting valid claims against the balance at Closing in each employee's respective Section 125 daycare spending account.

          5.17 CHARITY CARE. Buyer shall offer the same type and level of
               ------------
charity care as offered by HMA and its Affiliates at the other hospitals operated by HMA and its Affiliates.

          5.18 NURSING SCHOLARSHIPS.  Buyer shall adhere to Seller's policy, as
               --------------------
administered as of the date of the Closing, with respect to the maintenance of those certain Meridian Community College nursing scholarships awarded prior to the Closing Date, as described in Schedule 5.18. After the date of the Closing, Buyer shall make available to all employees of the Hospital, the Nursing Home, the Home Care Agency and the Clinics the tuition reimbursement program offered to employees of the other hospitals operated by HMA and its Affiliates, which includes nursing, and shall consider new applicants for the Meridian Community College nursing scholarship program described in Schedule 5.18.

          5.19 WINDING UP SELLER'S BUSINESS.  Following Closing, the following
               ----------------------------
provisions will apply to facilitate the winding up of Seller's business at the Hospital and the Related Assets:

          (a) Buyer will allow Seller reasonable access to the computer systems of the Hospital and the Related Assets without charge for up to one hundred eighty (180) days after Closing for:

               (i) Closing out the financial affairs of Seller for the period through Closing and producing financial statements.

               (ii) Processing Seller's final payroll and related reports, including W-2's, if necessary.

               (iii) Processing and paying Seller's accounts payable, if necessary.

          (b) Buyer will provide sufficient office space to Seller without charge to conduct the activities described in Section 5.18(a) above.

          (c) Buyer agrees to make a reasonable number of its employees available to Seller to perform those activities of a post-closing nature set forth on Schedule 5.19 for a period of one hundred eighty (180) days after Closing at no cost to Seller.

          Notwithstanding Buyer's agreement to assist with the above activities, it is expressly acknowledged and agreed that Seller shall remain solely liable and responsible for the timely completion and accuracy of activities relating to the winding up of Seller's business at the Hospital and Related Assets.

          5.20 AFFILIATIONS AND EDUCATION PROGRAMS. Prior to Closing, the
               -----------------------------------
parties shall enter into an agreement relating to Buyer's willingness to provide access to its facilities in connection with the Hospital's affiliations with the University of Southern Mississippi, Livingston University, Meridian Community College and the University of Mississippi Medical Center, for the purpose of providing a clinical educational resource for nursing and other educational programs.

          5.21 USE OF NAME.  At Closing, Seller shall enter into the license
               -----------
agreement attached hereto as Exhibit E with Buyer and shall quitclaim to Buyer all rights of Seller in the trade names listed on Schedule 3.22 other than those covered in the License Agreement.


                         ARTICLE VI. TITLE AND SURVEY

          6.1  TITLE REPORT AND POLICY. At least ten (10) days prior to Closing,
               -----------------------
Seller shall deliver to Buyer, at Seller's expense, a current ALTA preliminary title commitment issued by a nationally recognized title company of the condition of title to each tract of Real Estate (the "COMMITMENT") for a title insurance policy, ALTA Owner's Policy Form 1992 (the "TITLE POLICY"). The title company shall provide when delivering the Commitment one (1) copy of all recorded documents relating to exceptions, conditions or reservations described in the Commitment to Buyer. The exceptions, conditions and reservations set forth in Schedule 6.1 hereto shall constitute permitted exceptions, conditions and reservations (the "PERMITTED EXCEPTIONS"). At Closing, there shall be issued to Buyer, at Seller's expense, a signed commitment on the part of the title company to issue the Title Policy attached to such commitment in the amount of the Purchase Price which is allocated to the Real Estate as improved.

          6.2  SURVEY. At least ten (10) days prior to Closing, Seller shall
               ------
furnish to Buyer a certified ALTA survey of the Real Estate dated no earlier than thirty (30) days prior to the date of this Agreement (the "SURVEY"). The cost of the survey shall be borne by Buyer to the extent such cost is not greater than $20,000. Any amount of the cost of the survey in excess of $20,000 shall be paid by Seller.

          6.3  UCC SEARCHES. UCC Financing Statement searches, local and
               ------------
central, including fixtures, and federal and state tax lien and judgment searches with respect to Seller, its affiliates and predecessors, including all "DBA's," tradenames and fictitious names of Seller (including, but not limited to, all names set forth in Schedule 3.11(b)), from each of the jurisdictions in which such entity does business or has done business within the preceding three
(3) years (the "UCC SEARCHES"), shall be obtained by Seller and delivered to Buyer at least ten (10) days prior to Closing. The results shall be updated within a reasonable period of time after the date of Closing to reflect Closing and the release of all financing statement liens other than any Permitted Exceptions. The cost of the UCC Searches shall be borne equally by Seller and Buyer.

          6.4  DEFECTS AND CURE. The Title Commitment and Policy and the Survey
               ----------------
and UCC Searches described in this Article are collectively referred to as "TITLE EVIDENCE." Buyer shall notify Seller (such notice, "BUYER'S OBJECTION"), within ten (10) business days of Buyer's receipt of the Title Evidence, of any liens, claims, encroachments, exceptions or defects disclosed in the Title Evidence which do not constitute Permitted Exceptions and materially adversely impact any of the Acquired Assets or the financeability thereof in the reasonable opinion of Buyer (collectively, "DEFECTS"). Seller shall use its commercially reasonable efforts to cure any Defect; provided, however, that Seller shall not be obligated to expend an amount greater than $100,000 in curing all Defects. Seller shall give written notice to Buyer of its election not to cure any Defect not covered in the preceding sentence or of its inability to cure any Defect in accordance with the prior sentence (such notice, "SELLER'S ELECTION") within ten (10) business days of its receipt of Buyer's Objection of its decision whereupon Buyer may (a) waive its objection and such Defect and close (in which case, such Defect shall be deemed to be a Permitted Exception), or (b) terminate this Agreement, which election shall be made within five (5) business days of receipt of Seller's Election. If Seller fails to timely give Seller's Election, Seller shall be deemed to have elected not to cure the Defect, whereupon Buyer may (a) waive its objection and such Defect and close, or (b) terminate this Agreement, which election by Buyer shall be made within fifteen (15) business days following notice of its objection to Seller. Upon termination of this Agreement under the terms of this Section 6.4, no party to this Agreement shall have any further claims under this Agreement against any other party.


                             ARTICLE VII. CLOSING

          7.1  CLOSING. If all the conditions to closing set forth in Articles
               -------
IX and X hereof are satisfied and all consents and approvals necessary to consummate the closing of the transactions described herein (the "CLOSING") have been obtained or waived, the Closing shall occur on or about January 27, 1998 to be effective as of 12:01 a.m. (Central Standard time) on the date of Closing and the Hospital's Cost Reporting Period will end at that time. The parties agree, however, that the transfer and sale of the Acquired Assets shall be calculated and made effective as of 12:01 a.m. (Central Standard time) on January 2, 1998 (for accounting purposes) except that Adjusted Net Working Capital shall be calculated, pursuant to Section 2.2 hereof, as of the date of the Closing. The Closing shall occur at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, 54th Floor, New York, New York or at such other time or place as the parties may mutually agree. At the Closing, Seller shall receive federal or other immediately available funds in the amount of the Purchase Price by wire transfer.

          7.2 TERMINATION.  Notwithstanding anything in this Agreement to the
              -----------
contrary, this Agreement and the obligations of the parties hereunder may be terminated on or prior to Closing as follows:

          (a) By Seller (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Buyer or Seller; or (ii) in the event Buyer breaches or violates any material provision of this Agreement or fails to perform any material covenant or agreement to be performed by Buyer under the terms of this Agreement, and Seller has provided written notice thereof to Buyer giving reasonable specificity and Buyer has not cured same within thirty (30) days and such breach is not waived by Seller in writing.

          (b) By Buyer (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Buyer or Seller; or (ii) in the event Seller breaches or violates any material provision of this Agreement or fails to perform any material covenant or agreement to be performed by Seller under the terms of this Agreement and Buyer has provided written notice thereof to Seller giving reasonable specificity and Seller has not cured same within thirty (30) days and such breach is not waived by Buyer in writing.

          (c) By Buyer or Seller if the Closing hereunder shall not have taken place by December 31, 1998, or, by such later date as shall be agreed upon by an appropriate amendment to this Agreement if the parties agree in writing to an extension; provided, however, that a party shall not have the right to terminate under this Section 7.2(c) if the conditions precedent to such party's obligation to close have been fully satisfied and such party has failed or refused to close after being requested in writing to close by the other party.


                  ARTICLE VIII. SELLER'S CONDITIONS TO CLOSE

          The obligations of Seller under Article XI of this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (which may be waived specifically in writing by Seller in whole or in part):

          8.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING; COMPLIANCE WITH
              ---------------------------------------------------------------
AGREEMENT.  The representations and warranties of Buyer contained in this
---------
Agreement or in any certificate or document delivered to Seller pursuant hereto, shall be deemed to have been made again at the Closing and shall then be true in all respects, except for such failures to be true as would not reasonably be expected to have a material adverse effect on the Acquired Assets; and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

          8.2 REGULATORY APPROVALS. Buyer shall have obtained (at its own cost)
              --------------------
(a) all consents, licenses, permits, approvals, provider contracts, determinations or certificates of need from the Mississippi State Board of Health, (b) any certification for participation in the Medicaid program of the State of Mississippi, and (c) any certification from the appropriate agency of the federal government for participation in the federal Medicare program, required for Buyer to acquire and operate the Acquired Assets as contemplated hereunder. Any applicable waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act shall have expired and no other review, approval or other action of the Federal Trade Commission or the Antitrust Division of the United States Department of Justice, or state counterpart, shall be required in order to consummate the transactions contemplated hereby.

          8.3 NO MATERIAL ADVERSE CHANGE. No violations or alleged violations of
              --------------------------
law by Buyer or its Affiliates, including those arising from patterns or practices engaged in by Buyer or its Affiliates, other than matters which have been previously publicly disclosed, shall have (a) resulted in any material adverse change in Buyer's hospital business, or (b) materially adversely affected Buyer's ability to consummate the transactions contemplated by this Agreement.

          8.4 NO ACTION/PROCEEDING. No action or proceeding before a court or
              --------------------
any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Seller or Buyer as a result of which Seller reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law or otherwise subject Seller to any material liability.

          8.5 COMPLIANCE WITH ARTICLE XI.  Buyer shall have made to Seller the
              --------------------------
deliveries required by Article XI hereof.

          8.6 ORDER PROHIBITING TRANSACTIONS. No order shall have been entered
              ------------------------------
in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, (b) otherwise preventing consummation of such transactions,
(c) imposing material limitations on the ability of Buyer effectively to acquire and hold the Acquired Assets, or, in either case, to exercise rights of ownership pursuant thereto, or (d) subjecting Seller to any material liability. There shall have been no United States federal or state statute, rule or regulation enacted or promulgated after the date of this Agreement that would reasonably, directly or indirectly, result in any of the consequences referred to in this Section.

                   ARTICLE IX. BUYER'S CONDITIONS TO CLOSE

          The obligations of Buyer under Article XII of this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (which may be waived in writing by Buyer in whole or in part):

          9.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING; COMPLIANCE WITH
              ---------------------------------------------------------------
AGREEMENT.  The representations and warranties of Seller contained in this
---------
Agreement or in any certificate or document delivered to Buyer pursuant hereto, shall be deemed to have been made again at the Closing and shall then be true in all respects, except for such failures to be true as would not reasonably be expected to have a material adverse effect on the Acquired Assets; and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

          9.2 NO MATERIAL ADVERSE CHANGE. There shall have been no material
              --------------------------
adverse change in the condition, financial or otherwise, of the Hospital or the Related Assets after September 30, 1997.

          9.3 REGULATORY APPROVALS. Buyer shall have obtained (at its own cost)
              --------------------
(a) certification for participation in the Medicaid program of the State of Mississippi, (b) certification from the appropriate agency of the federal government for participation in the federal Medicare program, and (c) all other consents, licenses, permits, approvals, provider contracts, determinations or certificates of need necessary in the reasonable judgment of Buyer. Any applicable waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act shall have expired, and no other review, approval or other action of the Federal Trade Commission or the Antitrust Division of the United States Department of Justice, or state counterpart, shall be required in order to consummate the transactions contemplated hereby.

          9.4 NO ACTION/PROCEEDING. No action or proceeding before a court or
              --------------------
any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Seller or Buyer as a result of which Buyer reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law or otherwise subject Buyer to any liability.

          9.5 COMPLIANCE WITH ARTICLE X. Seller shall have made to Buyer the
              -------------------------
deliveries required by Article X hereof.

          9.6 ORDER PROHIBITING TRANSACTION. No order shall have been entered in
              -----------------------------
any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, (b) otherwise preventing consummation of such transactions,
(c) imposing material limitations on the ability of Buyer effectively to acquire and hold the Acquired Assets, or, in either case, to exercise rights of ownership pursuant thereto, or (d) subject Buyer to any liability. There shall have been no federal or state statute, rule or, regulation enacted or promulgated after the date of this Agreement that would reasonably result, directly or indirectly, in any of the consequences referred to in this Section.

          9.7 DEFEASANCE OF BONDS. The Bonds and Notes will be fully defeased
              -------------------
and all collateral and obligations and security against the Acquired Assets will be fully released to Buyer's reasonable satisfaction. Seller shall use the amounts designated as "funded depreciation" in its audited financial statements as the first source of funds for the defeasance of the Bonds and Notes.

          9.8 CONSENTS.  Seller shall have obtained substantially all of the
              --------
consents described in Section 5.4 or in the event any such consents are not obtained, the terms of Section 5.4 hereof shall have been complied with to the reasonable satisfaction of Buyer.

                  ARTICLE X. OBLIGATIONS OF SELLER AT CLOSING

          At Closing, Seller shall deliver or cause to be delivered to Buyer the following in a form and substance reasonably satisfactory to Buyer:

          10.1 DOCUMENTS RELATING TO TITLE.  Seller shall execute, acknowledge,
               ---------------------------
deliver and cause to be executed, acknowledged and delivered to Buyer:

          (a) General warranty deeds, in form satisfactory to Buyer and the title insurer, with all recording, stamp tax, other transfer fees or gross income taxes, if any, paid by Buyer, and conveying to Buyer good, valid and marketable title in fee simple to the Real Estate free and clear of all liens, mortgages, pledges, encumbrances, security interests, covenants, easements, rights or way, equities, options, rights of first refusal, restrictions, special tax or governmental assessments, defects in title, encroachments and other burdens, except for Permitted Exceptions.

          (b) General warranty bills of sales and assignments, in the form of Exhibit A hereto, warranting and conveying to Buyer good, fee simple or leasehold, as the case may be, valid and marketable title to all assets free and clear of all liens, mortgages, pledges, encumbrances, security interests, covenants, easements, rights of way, equities, options, rights of first refusal, restrictions, special tax or governmental assessments, defects in title, encroachments and other burdens, except for Permitted Exceptions, including recordable assignments of any leases, options, rights of first refusal or other interests or rights in any of the Acquired Assets necessary in order to provide record notice of the assignment and conveyance of such rights and interests to Buyer.

          (c) Certificates of title to all vehicles which constitute assets and certificates of stock of any Minority Interests which are incorporated or endorsed by Seller, together with completed originals of any forms required by the State of Mississippi to transfer the same, free and clear of liens and payment by Seller of any sales tax, registration fee, exercise tax, surtax, conveyance taxes or other fees related thereto.

          (d) An assignment to Buyer of each Lease and Contract constituting an Assumed Liability.

          (e)  The commitment to issue the Title Policy as specified in Section
6.1 hereof.

          (f)  Survey as specified in Section 6.2 hereof.

          (g) Evidence satisfactory to Buyer of full defeasance of the Bonds and release of all collateral and obligations related to the Acquired Assets.

          10.2 POSSESSION. Seller shall deliver to Buyer full possession and
               ---------
control of the Acquired Assets, free and clear of all liens, mortgages, pledges, security interests, restrictions, encumbrances, and burdens of any kind whatsoever, including limitations on use and rights of reclamation by donees, except for Permitted Exceptions.

          10.3 OPINION OF SELLER'S COUNSEL.  Seller shall deliver to Buyer the
               ---------------------------
opinion of counsel for Seller, dated as of Closing, in form and substance substantially similar to that which is attached hereto as Exhibit B.

          10.4 CORPORATE EXISTENCE AND CORPORATE RESOLUTION. Seller shall
               --------------------------------------------
deliver to Buyer a good standing certificate from the Secretary of State of the State of Mississippi for each entity constituting Seller dated the most recent practical date prior to Closing, together with a certified copy of the resolutions of the Board of Directors of Seller authorizing the execution, delivery and consummation of this Agreement and the execution, delivery and consummation of all other agreements and documents executed in connection herewith by them, including all deeds, bills of sale and other instruments required hereunder and certified by officers of Seller to be validly adopted and in full force and effect and unamended as of Closing.

          10.5 CLOSING CERTIFICATE. Seller shall deliver to Buyer a certificate
               -------------------
of an officer of Seller, dated as of Closing, certifying that (a) each covenant and obligation of Seller has been complied with by Seller in all material respects, and (b) each representation and warranty of Seller is true and correct in all material respects on the Closing as if made on and as of the Closing except for such failures to comply or failures to be true as would not reasonably be expected to have a material adverse effect on the Acquired Assets.

          10.6 THIRD PARTY CONSENTS. Seller shall deliver to Buyer any consents,
               --------------------
approvals and authorizations of third parties which are necessary (in form reasonably acceptable to Buyer) for the execution, delivery and consummation of this Agreement, including those necessary for the assignment of the Leases and Contracts.

          10.7  TAXES AND OTHER PAYMENTS. Seller shall deliver to Buyer a
                ------------------------
certificate of non-foreign status signed by the appropriate party and sufficient in form and substance to relieve Buyer of all withholding obligations under
Section 1445 of the Code.

          10.8  NOTICE TO THIRD-PARTY PAYORS AND OTHERS.  Seller shall deliver
                ---------------------------------------
executed notices of the sale of the Hospital and the Related Assets, to be furnished to all third-party payors including the Programs, in the form of Exhibit C hereto, and shall comply with all notice requirements imposed upon sellers under the Uniform Commercial Code - Bulk Transfers adopted in the State of Mississippi, if applicable.

          10.9  EVIDENCE OF TAIL INSURANCE. Seller shall deliver to Buyer
                --------------------------
evidence of insurance as provided in Section 5.11.

          10.10 ADDITIONALLY REQUESTED DOCUMENTS; POST CLOSING ASSISTANCE. At
                ---------------------------------------------------------
the reasonable request of Buyer at Closing and at any time or from time to time thereafter, Seller shall cooperate with Buyer to put Buyer in actual possession and operating control of the Acquired Assets, execute and deliver such further instruments of sale, conveyance, transfer and assignment, as Buyer may reasonably request in order to effectively sell, convey, transfer and assign the Acquired Assets to Buyer, to execute and deliver such further instruments and to take such other actions as Buyer may reasonably request to release Buyer from all obligation and liability with regard to any obligation or liability retained by Seller and to execute and deliver such further instruments and to cooperate with Buyer as may be required or reasonably needed to enable Buyer to obtain all necessary health care or regulatory certifications, approvals, consents, licenses, accreditations or permits.


                  ARTICLE XI. OBLIGATIONS OF BUYER AT CLOSING

          At Closing, Buyer shall deliver or cause to be delivered to Seller the following in a form and substance reasonably satisfactory to Seller:

          11.1 PURCHASE PRICE.  Buyer shall deliver to Seller federal or other
               --------------
immediately available funds in the aggregate amount of the Purchase Price specified herein.

          11.2 CORPORATE GOOD STANDING OR EXISTENCE AND CERTIFIED BOARD
               --------------------------------------------------------
RESOLUTIONS. Buyer shall deliver to Seller a good standing certificate from the
-----------
Secretary of State of the State of Mississippi for Buyer dated the most recent practical date prior to Closing and a certified copy of the resolutions of the Board of Directors of Buyer approving this Agreement and consummation of the transactions intended hereby .

          11.3 OPINION OF BUYER'S COUNSEL. Buyer shall deliver to Seller an
               --------------------------
opinion of counsel for Buyer, dated as of Closing, in form and substance substantially similar to that which is attached hereto as Exhibit D.

          11.4 ASSUMPTION OF LIABILITIES. Buyer shall assume and covenant to
               -------------------------
fully perform and comply with all of the Assumed Liabilities by instruments reasonably acceptable to Seller and Seller's counsel.

          11.5 CLOSING CERTIFICATE. Buyer shall deliver to Seller a certificate
               -------------------
of an officer of Buyer, dated as of Closing, certifying that (a) each covenant and condition precedent of Buyer has been complied with by Buyer in all material respects and (b) each representation and warranty of Buyer is true and correct in all material respects on the Closing as if made on and as of the Closing except for such failures to comply or failures to be true as would not reasonably be expected to have a material adverse effect on the Acquired Assets.

          11.6 SELLER'S EMPLOYEES. Buyer agrees to offer employment, at levels
               ------------------
of compensation not less than their current compensation, to all persons who were employees of Seller as of Closing, including all former employees of Seller who are eligible for reinstatement as of the Closing (collectively, the "TRANSFERRED EMPLOYEES"). In addition, Buyer agrees to offer all Transferred Employees the same basic benefit package, on the same terms, as that which is offered to HMA's and its Affiliates' employees. Such offers will remain open for at least ten (10) business days. For employees who accept Buyer's offer of employment, Buyer shall (a) recognize the employees' length of service with Seller for eligibility (including waiting periods) and vesting under all of Buyer's employee benefit programs, including vacation and pension, (b) assume accrued and unused vacation days, sick days and personal days, and (c) allow participation in Buyer's 401K pension plan. Subject to the foregoing, special waiting periods contained in Buyer's employee benefit plans will not apply to Seller employees or covered dependents to the extent that such periods do not apply to similarly situated new employees of Buyer. Buyer will not effect any reductions in force for a period of twelve (12) months after Closing other than reductions through attrition, flexible staffing for seasonal adjustments or decreases in patient census. Buyer agrees to extend the aforesaid offers of employment and benefits for an additional four (4) years for all current full-time employees of Seller who are within five (5) years of retirement, and Buyer agrees that, except for cause, it will not terminate any such employee until the day following the date on which such employee qualifies for retirement. The names of such employees and the respective dates on which they will qualify for retirement are listed on Schedule 11.6 hereto, and Buyer and Seller hereby agree that each such employee shall be a third party beneficiary of this Section 11.6.

          11.7 HEALTH INSURANCE. Buyer covenants to offer open enrollment in its
               ----------------
group medical plan, without a limitation with respect to pre-existing conditions, to any Seller employee or covered dependent who is not subject to any pre-existing condition limitation under Seller's group medical plan (any Seller employee or dependent who is subject to any pre-existing condition limitation under Seller's plan at Closing shall not be subject to a longer period than existed under Seller's plan had he or she continued to participate in the same); provided, however, that it shall only be granted to all persons who meet all of the following criteria: (i) were actively employed by Seller immediately prior to Closing or were dependents of such employees, (ii) were enrolled in Seller's group medical plan immediately prior to Closing, and (iii) are employed by Buyer or are dependents of persons employed by Buyer after the Closing. Special waiting periods or pre-existing condition limitations contained in Buyer's group medical plan will not apply to Seller employees or covered dependents to the extent that such periods or limitations do not apply to similarly situated new employees of Buyer.

          11.8 EMPLOYMENT OF KEY EXECUTIVES. Buyer shall continue the employment
               ----------------------------
of Eric E. Weis after the date of the Closing as set forth in Section 11.6 and
Section 11.7 and further agrees that if it terminates, without cause, the employment of Eric E. Weis at any time within one (1) year of the date of Closing, it shall pay to such employee a severance payment equal to (i) six (6) months salary if the effective date of termination occurs after six (6) months of the date of Closing, or (ii) if the effective date of the termination is earlier than six (6) months of the date of the Closing, payment shall be equal to the product of (x) one month's salary for such employee, and (y) the number of months remaining from the effective date of such employee's termination to the date which is one (1) year from the date of the Closing (less applicable payroll withholding taxes, etc.). If Eric Weis is terminated after the first anniversary of the date of Closing, the severance package for such employee shall be discretionary and shall be the same as that given to other employees of HMA or its Affiliates in similar positions and circumstances. Buyer and Seller hereby agree that Eric E. Weis shall be a third party beneficiary of this
Section 11.8.


            ARTICLE XII. SURVIVAL OF PROVISIONS AND INDEMNIFICATION

          12.1 SURVIVAL. The covenants, obligations, representations and
               --------
warranties of Buyer and Seller contained in this Agreement or any certificate or document delivered pursuant hereto shall survive the date of Closing for a period of four (4) years from the date of Closing; provided, however, Buyer's obligations to employees listed on Schedule 11.6 hereto shall survive for a period of five (5) years from the date of Closing; and, provided further, that the following matters shall survive until the earlier of the date which is four
(4) years from the date of Closing and the date on which any applicable statute of limitations has run: claims by third parties whether founded on negligence, malpractice or other forms of alleged liability for acts, omissions or events, adjustments under any third party payor or reimbursement programs, including cost reports with respect to periods prior to and including the Closing (collectively, "THIRD PARTY CLAIMS").

          12.2 INDEMNIFICATION BY SELLER. Subject to the limitations set forth
               -------------------------
herein, Seller promptly shall indemnify, defend and hold harmless Buyer and the directors, officers, shareholders, employees and agents of Buyer (and with respect to the COBRA coverage, Buyer and all affiliated corporations within a controlled group relationship with Buyer (as determined under Section 414 of the Internal Revenue Code)), and their employees against any and all claims, losses, costs, and expenses (including reasonable costs of investigation, court costs and legal fees) and other damages resulting from any Third Party Claim against Buyer arising out of Seller's ownership, licensing or operation of the Acquired Assets or the action, inaction or conduct of Seller, or any of Seller's employees, agents, or independent contractors, in each instance relating only to all periods of time prior to Closing, except the Assumed Liabilities.

          (b) The indemnification set forth in this Section 12.2 shall survive the Closing and shall remain in effect for a period of four (4) years after the Closing Date. Any matter as to which a claim has been asserted by notice to Seller that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Section 12.2 notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

          (c) Seller shall not be required to indemnify any person or entity under this Section 12.2 unless the aggregate of all amounts for which indemnity would otherwise by payable by Seller in the aggregate exceeds $100,000, and, in such event, Seller collectively shall be responsible for only the amount in excess of such $100,000.

          12.3 INDEMNIFICATION BY BUYER.
               ------------------------

          (a) Buyer shall promptly indemnify, defend, and hold harmless Seller, the directors, officers, shareholders, employees, and agents of Seller against any and all claims, losses, costs, and expenses (including reasonable costs of investigation, court costs and legal fees) and other damages resulting from (i) the post-Closing operation of the Acquired Assets; (ii) the Assumed Liabilities and (iii) any failure of Buyer to comply with any applicable WARN obligations. Any indemnification payment pursuant to the foregoing shall include interest at the Rate from the date losses, costs, expenses or damages are incurred until the date of payment.

          (b) The indemnification set forth in this Section 12.3 shall survive the Closing and shall remain in effect after the Closing Date. Any matter as to which a claim has been asserted by notice to Buyer that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Section 12.3 notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

          12.4 PROCEDURE FOR INDEMNIFICATION.
               -----------------------------

          (a)  Notice. Promptly after receipt of written or actual notice of any
               ------
action or claim (the "CLAIM") as to which it asserts a right to indemnification, the party seeking indemnification hereunder (the "INDEMNITEE") shall give written notice thereof (the "NOTICE") to the person from whom indemnification is sought (the "INDEMNITOR"), provided, however, that the failure of the Indemnitee to give the Indemnitor prompt notice shall not relieve the Indemnitor of any of its obligations hereunder, but may create a cause of action for breach for damages directly attributable to such delay.

          (b)  Third Party Claims  (i)  If any claim for indemnification by
               ------------------
Indemnitee arises out of a Third Party Claim, the Indemnitor shall be entitled to assume the defense thereof, by written notice to the Indemnitee within fifteen (15) days after receipt of the Notice. Indemnitor shall thereupon undertake to take all steps or proceedings to defeat or compromise any such Claim, including retaining counsel reasonably satisfactory to the Indemnitee. Except as otherwise provided herein, all costs, fees and expenses with respect to any such claim shall be borne by Indemnitor. If the Indemnitor assumes the defense of a Claim, it shall not settle such Claim unless such settlement includes as an unconditional term thereof a release by the claimant of the Indemnitee, reasonably satisfactory to the Indemnitee and except that Indemnitor shall not, without the prior written consent of Indemnitee, directly or indirectly require Indemnitee to take or refrain from taking any action, or make any public statement, or consent to any settlement, which it reasonably considers to be against its interest. Indemnitee shall have the right to participate at its own expense in such proceedings, but control of such proceedings shall remain exclusively with Indemnitor.

               (ii) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such claim or action within the prescribed period of time, then the Indemnitee may assume such defense in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determinations made or any settlements thereof effected by the Indemnitee. The Indemnitor shall be permitted, at its own expense, to join in such defense and to employ its own counsel but control of such proceedings shall remain exclusively with Indemnitee.

               (iii) Indemnitor and Indemnitee agree to make available to each other, their counsel and other representatives, all information and documents reasonably available to them reasonably requested by the other which relate to any such Claim or action, and to render to each other such reasonable assistance as may be reasonably requested in order to insure the proper and adequate defense of such Claim or action, but any costs or expenses related thereto shall be borne by Indemnitor and provided that any failure (after written notice with specificity and an opportunity to cure) shall not relieve the Indemnitor of any of its obligations hereunder but may create a cause of action for breach for damages directly attributable to such failure.

          (c)  Payment of Claims.  Amounts payable by the Indemnitor to the
               -----------------
Indemnitee under this Section 12.4 shall be payable by the Indemnitor as incurred by the Indemnitee. In the event Indemnitor fails to pay, timely and fully, any such amounts, Indemnitee may pay such Claim. In such event the Indemnitee may recover from the Indemnitor, in an addition to the amount so paid, (i) interest on the amount claimed at a floating rate equal to two points over the rate published by Citibank N.A. as its "prime rate," as the same shall be adjusted from time to time (the "RATE"), and (ii) reasonably attorneys' fees in connection with the enforcement of payment under this Section 12.4.

          (b)  No Set-Off.  The Indemnitee's right to indemnification under this
               ----------
Section 12.4 shall not be subject to set-off for any Claim by the Indemnitor against the Indemnitee.

          (e)  Claims by a Straddle Patient.  Any Claim by a patient relating to
               ----------------------------
professional negligence or similar matters involving a patient of the Hospital or any of the Related Assets served both prior to Closing and subsequent to Closing will be the responsibility of either Buyer or Seller in accordance with the following guidelines; (i) if it is a Claim in which the incident giving rise to liability clearly arose prior to Closing, Seller shall respond to the loss and defense expenses; (ii) if it is a Claim in which the incident giving rise to liability clearly arose subsequent to Closing, Buyer shall respond to the loss and defense expenses; and (iii) in the event that it is not clear when the incident giving rise to liability arose, Seller and Buyer will jointly defend the case and each will fully cooperate with the other in such defense. Once the case is closed, if Buyer and Seller cannot agree to the allocation of either indemnity or expenses, then the matter shall be submitted to binding arbitration in the State of Mississippi in accordance with the rules and procedures of the American Arbitration Association.

          12.5 MINIMUM NET WORTH.  Seller hereby covenants that it shall, for a
               -----------------
period of four (4) years from the date of the Closing, maintain a net worth of at least $7,500,000 as set forth in its audited financial statements for each fiscal year during such four (4) year period. At the end of each such fiscal year, upon Buyer's written request, Seller shall deliver to Buyer a copy of its audited financial statements for such fiscal year promptly upon the same becoming available.


                          ARTICLE XIII. MISCELLANEOUS

          13.1 NO ASSIGNMENT. Buyer may not assign all or any portion of its
               -------------
rights or obligations under this Agreement.

          13.2 OTHER EXPENSES.  Except as otherwise provided in this Agreement,
               --------------
Seller shall pay all of its own expenses in connection with the negotiation, execution, and implementation of the transactions contemplated by this Agreement and Buyer shall pay all of its own expenses in connection with the negotiation, execution, and implementation of the transactions contemplated by this Agreement. Any state and local sales taxes shall be borne by Buyer.

          13.3 NOTICES.  All notices, requests, demands, waivers and other
               -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if delivered by overnight courier, on the day after mailing, and (c) if mailed, five (5) days after mailing with postage prepaid. Any such notice shall be sent as follows:

          To Seller:

          Riley Development Systems, Inc.
          1215 25th Avenue
          P.O. Box 1697
          Meridian, Mississippi  39302
          Attn:  Mr. I.A. Rosenbaum

          With copies to:

          O'Melveny & Myers LLP
          153 East 53rd Street
          New York, New York 10022
          Attn:  Stanford G. Ladner, Esq.

          And to:

          Robert B. Deen, Jr., Esq.

          Use for courier services:
          2003 23rd Avenue
          Meridian, Mississippi 39301

          Use for mail:
          P.O. Box 888
          Meridian, Mississippi 39302

          To Buyer:

          Meridian HMA, Inc.
          c/o Health Management Associates, Inc.
          5811 Pelican Bay Blvd., Suite 500
          Naples, Florida 34108
          Attention:  General Counsel

          13.4 CONTROLLING LAW. This Agreement shall be construed, interpreted
               ---------------
and enforced in accordance with the laws of the State of Mississippi, without regard to conflict of law principles.

          13.5 HEADINGS.  Any table of contents and paragraph headings in this
               --------
Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation.

          13.6 BENEFIT. This Agreement shall be binding upon and shall inure to
               -------
the exclusive benefit of the respective legal representatives and successors of the parties hereto. This Agreement is not intended to, nor shall it, create any rights in any other party.

          13.7  PARTIAL INVALIDITY.  The invalidity or unenforceability of any
                ------------------
particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

          13.8  WAIVER. Neither the failure nor any delay on the part of any
                ------
party hereto in exercising any rights, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

          13.9  COUNTERPARTS. This Agreement may be executed simultaneously in
                ------------
two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

          13.10 INTERPRETATION.  All pronouns and any variation thereof shall be
                --------------
deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. With respect to any matter or thing, the terms "including" or "includes" mean including but not limited to such matter or thing. Further, it is acknowledged by the parties that this Agreement including the Exhibits and Schedules hereto has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions.

          13.11 ENTIRE AGREEMENT.  This Agreement, including the Exhibits and
                ----------------
Schedules hereto, constitutes the entire agreement between the parties hereto with regard to the matter contained herein and it is understood and agreed that all previous undertakings, negotiations and agreements between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Buyer and Seller. Except as expressly provided herein, no waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the party against which it is sought to be enforced.

          13.12 LEGAL FEES AND COSTS. In the event any party hereto elects to
                --------------------
incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

          13.13 KNOWLEDGE. "To the knowledge," "to the best of knowledge," "to
                ---------
the best knowledge, information and belief," or any similar phrase shall be deemed to refer to the actual knowledge of those certain employees of Seller listed on Schedule 13.13, after making reasonable inquiry.

          13.14 PARTIES IN INTEREST. This Agreement shall be binding upon and
                -------------------
inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

          13.15 NO CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING TO THE
                ------------------------
CONTRARY ELSEWHERE IN THIS AGREEMENT, NO PARTY (OR ITS AFFILIATES) SHALL, IN ANY EVENT, BE LIABLE TO ANY/THE OTHER PARTY (OR ITS AFFILIATES) FOR ANY CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF REVENUE OR INCOME, COST OF CAPITAL, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY RELATING TO THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT.


                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         "BUYER":

                         MERIDIAN HMA, INC.



                         By:   /s/ Earl P. Holland
                              ---------------------------------
                              Name: Earl P. Holland
                              Title: Vice Chairman

                         MERIDIAN HMA NURSING HOME, INC.


                         By:   /s/ Earl P. Holland
                              ---------------------------------
                              Name: Earl P. Holland
                              Title: Vice Chairman


                         "SELLER":

                         RILEY DEVELOPMENT SYSTEMS, INC.


                         By:   /s/ I.A. Rosenbaum
                              ---------------------------------
                              Name:   I.A. Rosenbaum
                              Title:   Treasurer

                         THE RILEY HOSPITAL & BENEVOLENT ASSOCIATION D/B/A RILEY MEMORIAL HOSPITAL


                         By:   /s/ I.A. Rosenbaum
                              ---------------------------------
                              Name:   I.A. Rosenbaum
                              Title:   Treasurer

                         RILEY CARE CENTER, INC.


                         By:   /s/ I.A. Rosenbaum
                              ---------------------------------
                              Name: I.A. Rosenbaum
                              Title:   Treasurer

                         RILEY HOME HEALTH SERVICES, INC.


                         By:    /s/ I.A. Rosenbaum
                              --------------------------------
                              Name:   I.A. Rosenbaum
                              Title:   Treasurer

                         RILEY PROPERTY HOLDING COMPANY


                         By:    /s/ I.A. Rosenbaum
                              --------------------------------
                              Name:   I.A. Rosenbaum
                              Title:   Treasurer

                                      S-2